EXHIBIT 99.1

                                                              FORM OF PROSPECTUS
                                                             SUPPLEMENT -- NOTES

Prospectus supplement to prospectus dated ____________
================================================================================

                                $________________

                             ----------------------

                      Mortgage-Backed Notes, Series _______
$______ _____%(1) Class A-1 Notes           $________ ______%(1) Class A-2 Notes

       (1) Subject to increase as described in this prospectus supplement

         _____________                            Prudential Securities Secured
           Depositor                                  Financing Corporation
                                                            Sponsor

================================================================================

------------------------------        The trust fund --

You should read the section            o   The trust fund consists primarily
entitled "Risk Factors"                    of two pools of fixed-rate
starting on page S-__ of this              business and consumer purpose
prospectus supplement and page             home equity loans secured by
__ of the accompanying                     first- or second-lien mortgages
prospectus and consider these              on residential or commercial real
factors before making a                    properties.
decision to invest in the
notes.                                The notes --

The notes represent                    o   The notes will be issued in two
non-recourse obligations of                classes.
the trust only and are not
interests in or obligations of         o   Each class will be backed
any other person.                          primarily by a pledge of one of
                                           the two pools of mortgage loans.
Neither the notes nor the
underlying mortgage loans will        Credit enhancement --
be insured or guaranteed by
any governmental agency or             o   The notes will have the benefit
instrumentality.                           of a financial guaranty insurance
------------------------------             policy to be issued by

                                                  [note insurer]

                                       o   The notes will be
                                           cross-collateralized to a limited
                                           extent.

                                       o   The notes have the benefit of
                                           initial over-collateralization.

                                       o   Excess interest will be used in
                                           the early years of the
                                           transaction to increase this
                                           over-collateralization.

           Original Note      Price to the  Underwriting    Proceeds to the      Ratings       Final Stated
Class    Principal Balance     Public(1)      Discount       Depositor(2)      Moody's/S&P     Maturity Date
-----    -----------------     ---------      --------       ------------      -----------     -------------
A-1     $_____________           ____%         ____%        $_____________       Aaa/AAA

A-2     $_____________           ____%         ____%        $____________        Aaa/AAA
         -----------------     ---------      --------       ------------      -----------     -------------
 Total  $_____________         $__________    $______       $____________

          (1) Plus accrued interest from _____________.

          (2) Before deducting expenses estimated to be $_____________.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

                               ------------------

               The date of this prospectus supplement is ________

            Important notice about the information presented in this
              prospectus supplement and the accompanying prospectus

         We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

         This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the accompanying prospectus. You are urged to read both this prospectus supplement and the accompanying prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

         The accompanying prospectus contains information which may not be applicable your series of notes. This information describes the possible characteristics of different series of securities, and is not intended to be contradictory to the information contained in this prospectus supplement. If the terms of your series of notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

                                TABLE OF CONTENTS

SUMMARY.......................................................................1
     The Notes and the Trust Certificates.....................................1
     Distributions............................................................1
     Credit Enhancement.......................................................2
     The Mortgage Loans.......................................................2
     Servicing of the Mortgage Loans..........................................2
     ERISA Considerations.....................................................3
     Federal Income Tax Status................................................3
     Ratings..................................................................3

RISK FACTORS..................................................................4

TRANSACTION OVERVIEW..........................................................9
     Parties..................................................................9
     The Transaction.........................................................10

THE MORTGAGE LOAN POOLS......................................................10
     General.................................................................10
     The Pool I Mortgage Loans...............................................11
     The Pool II Mortgage Loans..............................................15
     Conveyance of subsequent mortgage loans.................................18

THE ORIGINATORS, THE DEPOSITOR AND THE SERVICER..............................19
     Underwriting Guidelines.................................................19
     The Servicer............................................................19
     Delinquency and Loan Loss Experience....................................19

THE OWNER TRUSTEE............................................................20

THE INDENTURE TRUSTEE........................................................20

THE COLLATERAL AGENT.........................................................20

DESCRIPTION OF THE NOTES AND THE TRUST CERTIFICATES..........................21
     Book-Entry Registration.................................................21
     Definitive Notes........................................................25
     Assignment and Pledge of Initial Mortgage Loans.........................25
     Assignment and Pledge of Subsequent Mortgage Loans......................26
     Delivery of Mortgage Loan Documents.....................................26
     Representations and Warranties of the Depositor.........................27
     Payments on the Mortgage Loans..........................................29
     Over-collateralization Provisions.......................................31
     Cross-collateralization Provisions......................................32
     Flow of Funds...........................................................33
     Events of Default.......................................................33
     Reports to Noteholders..................................................34
     Amendment...............................................................35

SERVICING OF THE MORTGAGE LOANS..............................................35
     The Servicer............................................................35


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     Servicing Fees and Other Compensation and Payment of Expenses...........35
     Periodic Advances and Servicer Advances.................................36
     Prepayment Interest Shortfalls..........................................36
     Civil Relief Act Interest Shortfalls....................................37
     Optional Purchase of Defaulted Mortgage Loans...........................37
     Servicer Reports........................................................37
     Collection and Other Servicing Procedures...............................38
     Hazard Insurance........................................................38
     Realization Upon Defaulted Mortgage Loans...............................39
     Removal and Resignation of the Servicer.................................39
     Optional Clean-up Call on the Notes.....................................41
     Termination; Purchase of Mortgage Loans.................................41

THE NOTE INSURANCE POLICY....................................................42

THE NOTE INSURER.............................................................45
     The Note Insurer........................................................45
     Reinsurance.............................................................46
     Ratings.................................................................46
     Capitalization..........................................................46
     Insurance Regulation....................................................46

PREPAYMENT AND YIELD CONSIDERATIONS..........................................47

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS....................................50
     Treatment of the Notes..................................................50
     Treatment of the Trust..................................................51

ERISA CONSIDERATIONS.........................................................51

LEGAL INVESTMENT.............................................................52

PLAN OF DISTRIBUTION.........................................................52

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................53

ADDITIONAL INFORMATION.......................................................53

EXPERTS......................................................................54

LEGAL MATTERS................................................................54

RATINGS......................................................................54

GLOSSARY.....................................................................55

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                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, carefully read this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

                         -------------------------------

THE NOTES AND THE TRUST CERTIFICATES

The __________________ will issue two classes of its mortgage backed notes, series _____, the class A-1 notes and the class A-2 notes. The notes are being offered to you by this prospectus supplement.

The trust will also issue two classes of trust certificates, together representing the entire beneficial ownership interest in the trust. The trust certificates are not offered by this prospectus supplement.

Description of the Notes

Each class of notes will be secured by a pledge of a separate portion of the assets of the trust, which consist primarily of two pools of mortgage loans The class A-1 notes will be secured by the mortgage loans in the first pool and the class A-2 notes will be secured by the mortgage loans in the second pool. Each pool will constitute a separate sub-trust of the trust.

Each class of notes will accrue interest at an interest rate, have an original principal balance and final stated maturity date, as follows:

            Note                Original Note            Final Stated
Class      Rate(1)             Principal Balance         Maturity Date
-----      -------             -----------------         -------------
 A-1       ____%                $__________
 A-2       ____%                $__________

(1) If the servicer does not exercise its option to call a class of notes as described in this Summary under "Servicing of the Mortgage Loans -- Option of the Servicer to Call Either Class of Notes," the note rate on that class of notes will be equal to the rate stated above plus _____% per annum.

Description of the Trust Certificates

One class of trust certificates will represent the ownership interest in the sub-trust of the trust consisting of the mortgage loans in pool I. The other class of trust certificates will represent the ownership interest in the sub-trust of the trust consisting of the mortgage loans in pool II. The holder of a trust certificates is entitled to receive specified payments consisting of excess interest from its pool of mortgage loans, but only to the extent all payments have been made on each distribution date to the noteholders.

o Excess Interest. Generally, because more interest is anticipated to be paid by the mortgage loan borrowers than is necessary to pay the interest which accrues on the notes, there is expected to be excess interest each month. Excess interest may be used to cover shortfalls of interest, to create over-collateralization, for cross-collateralization or to pay amounts due the note insurer. After all distributions are made on each distribution date-- including amounts owing for over-collateralization, cross-collateralization or payment to the note insurer-- any remaining excess interest from a pool will be distributed to the holder of the trust certificate for that pool.

DISTRIBUTIONS

Distributions on the notes will be made on each distribution date to the holders of record on the record date. Distributions to a holder will be made in an amount equal to the holder's percentage interest of the total amount distributed to the holder's class of notes on that distribution date.

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                                      S-1

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o        Distribution Date. Distributions on the notes will be made on the ____
         day of each month, or, if that ____ day is not a business day, on the next succeeding business day, beginning on _________.

o Record Date. The record date for the notes will be the last business day of the month preceding the distribution date, or, in the case of the _______ distribution date, the closing date.

Distributions of Interest

On each distribution date, each class of notes is entitled to receive its current interest.

o Current Interest. The current interest for a distribution date is the interest which accrues on a class of notes at that class's note rate on the outstanding principal balance of the class during the accrual period.

o Accrual Period. The accrual period for the notes is the calendar month preceding the distribution date.

All computations of interest accrued on the notes will be made on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of Principal

The holders of each class of notes are entitled to receive distributions of principal on each distribution date which generally reflect collections of principal during the preceding calendar month on the mortgage loans in the pool relating to their class.

In addition, in accordance with the over-collateralization features of the transaction, holders may also receive extra distributions of principal from the excess interest on that distribution date

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the notes consists solely of:

o        over-collateralization,
o        cross-collateralization and
o        the note insurance policy.

THE MORTGAGE LOANS

The mortgage loans to be included in the trust estate will be primarily fixed-rate, closed-end, monthly pay, business and consumer purpose home equity loans secured by first, second or multiple mortgages or deeds of trust on residential or commercial real properties.

On the closing date, the trust will purchase the mortgage loans. The aggregate principal balance of the pool I mortgage loans will be approximately $_____________ and the aggregate principal balance of the pool II mortgage loans will be approximately $_____________.

The aggregate principal balance of the mortgage loans purchased by the trust on the closing date will be less than the amount required to be held by the trust. The amount of the difference will be taken from the proceeds of the sale of the notes, placed in the pre-funding accounts and used for the purchase of mortgage loans by the trust after the closing date.

SERVICING OF THE MORTGAGE LOANS

American Business Credit will act as servicer and will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the note insurer and the holders of the notes.

The servicer is entitled to a servicing fee of ___% per annum of the outstanding principal balance of each mortgage loan, calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and other proceeds.

Option of the Servicer to Call Either Class of Notes

The servicer may, at its option, call the class A-1 notes or the class A-2 notes on any distribution date on which the aggregate outstanding principal balance of the class is equal to or less than 10% of the aggregate original principal balance of the class.

Option of the Servicer to Terminate the Trust

The servicer may, at its option, terminate the trust on the distribution date on which the aggregate outstanding principal balance of all

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                                      S-2

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mortgage loans is less than 10% of the sum of the aggregate original principal balance of the mortgage loans purchased on the closing date and the amount on deposit in the pre-funding accounts on the closing date.

ERISA CONSIDERATIONS

Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the notes may be purchased by any employee benefit plan or other retirement arrangement subject to ERISA or the Internal Revenue Code.

FEDERAL INCOME TAX STATUS

It is the opinion of ____________, special federal tax counsel to the trust, that for federal income tax purposes (i) the notes will be characterized as indebtedness and (ii) the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or a taxable mortgage pool. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness.

RATINGS

In order to be issued, the notes must be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc., taking into account the note insurance policy issued for the notes.

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                                      S-3

                                  RISK FACTORS

         Investors should consider, among other things, the following factors -- as well as the factors enumerated under "Risk Factors" in the accompanying prospectus -- before deciding to invest in the notes.

If the funds on deposit in the pre-funding accounts are not used to purchase additional mortgage loans, those funds will be distributed as a prepayment of principal, which may adversely affect the yield on your note.

         If the principal balance of the eligible mortgage loans available for purchase by the trust on _____________ is less than the amount on deposit in either pre-funding account on that date, the remaining amount will be applied as a prepayment of principal on the following distribution date to the holders of the class of notes relating to that pre-funding account. Although no assurances can be given, it is anticipated that the aggregate principal balance of the mortgage loans sold to the trust after the closing date will require the application of substantially all amounts on deposit in the pre-funding accounts and that there will be no material principal prepayment to the holders of the notes. In addition, any purchase of additional mortgage loans by the trust using funds on deposit in the pre-funding accounts is subject to the following conditions, among others:

         o each additional mortgage loan must satisfy specified statistical criteria and representations and warranties;

         o additional mortgage loans will not be selected in a manner that is believed to be adverse to the interests of the holders of the notes and the note insurer; and

         o opinions of counsel will be delivered with concerning the validity of the conveyance of additional mortgage loans.

         Each additional mortgage loan purchased after the closing date must satisfy the eligibility criteria referred to above at the time of its addition. However, these mortgage loans may have been originated using credit criteria different from those which were applied to the mortgage loans purchased on the closing date, and may be of a different credit quality. Therefore, following the transfer of the additional mortgage loans to the trust, the aggregate characteristics of the mortgage loans then held in the trust may vary from those of the mortgage loans included in the trust on the closing date.

Less stringent underwriting standards and the resultant potential for delinquencies on the mortgage loans could lead to losses on your securities.

         The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources such as commercial banks. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the notes may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

         The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac concerning a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Geographic concentration of the mortgage loans in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns.

         Some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. The mortgaged properties underlying the mortgage loans are located primarily on the eastern seaboard of the United States. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this area of the country would more greatly affect the pool than if the pool were more diversified.

         In particular, the states listed below had the following percentages of mortgage loans in pool I and pool II, measured as of _______, ______, which are secured by mortgaged properties located in the their states:

                    ---------    --------    ------     -------      ------
            Pool I          %           %         %          %           %
            Pool II         %           %         %          %           %

         Because of the relative geographic concentration of the mortgage loans within the States of _____________, _____________, _____________,
         _____________ and _____________, losses on the mortgage loans may be higher than would be the case if the mortgage loans were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to particular types of special hazards, such as earthquakes and other natural disasters and major civil disturbances, than residential or commercial properties located in other parts of the country. In addition, the economies of _____________, _____________, _____________, _____________ and
         _____________ may be adversely affected to a greater degree than the economies of other areas of the country by regional developments. If the _____________, _____________, _____________, _____________ and
         _____________ residential or commercial real estate markets experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may be expected to increase and this increase may be substantial.

A portion of the mortgage loans require large balloon payments at maturity; these balloon loans may involve a greater risk of default due to these large payments, which could lead to losses on your securities.

         Approximately ____% of the mortgage loans in pool I, measured as of _____, ____, and ____% of the mortgage loans in pool II, measured as of
         ____, ____, are not fully amortized over their terms and instead require substantial balloon payments on their maturity dates. Because the principal balances of these balloon loans do not fully amortize over their term, these balloon loans may involve greater risks of default than mortgage loans whose principal balance is fully amortized over the term of the mortgage loan. The borrower's ability to pay the balloon amount due at maturity of his or her balloon loan will depend on the borrower's ability to obtain adequate refinancing or funds from other sources to repay the balloon loan.

         The originators believe that the mortgage loans are or will be adequately collateralized. In light of the collateralization and the relatively small average size of the mortgage loans, they believe the borrowers are likely to have the ability to obtain adequate refinancing or secure funds from other sources. However, the originators have only limited historical default data concerning their balloon loans and they do not believe that their data is sufficient to predict the default experience of the balloon loans.

         Even assuming that the mortgaged properties provide adequate security for the balloon loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of proceeds by the holders of the notes could occur.

A portion of the mortgage loans are secured by subordinate mortgages; in the event of a default, these mortgage loans are more likely to experience losses.

         General economic conditions have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of a bankruptcy of a mortgagor, it is possible that the trust could experience a loss on the mortgagor's mortgage loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid on the mortgage loan or permanently reduce the principal balance of the mortgage loan, thus either delaying or permanently limiting the amount received by the trust on the mortgage loan. Moreover, in the event a bankruptcy court rejects the transfer of the mortgaged property to the trust, any remaining balance on the mortgage loan may not be recoverable.

         Approximately _____% of the mortgage loans in pool I, measured as of ____, _____, and ____% of the mortgage loans in pool II, measured as of
         ____, ____, are secured by subordinate or junior mortgages which are subordinate to the rights of the holder of the senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of such a mortgage loan only to the extent that the claims, if any, of each senior mortgagee are satisfied in full, including any foreclosure costs. In addition, a holder of a junior mortgage may not foreclose on the mortgaged property securing the mortgage unless it forecloses subject to the related senior mortgages, in which case it must either pay the entire amount of the senior mortgages to the mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing business and consumer purpose home equity loans in its portfolio, it is the servicer's practice to satisfy or reinstate each such first mortgage at or prior to the foreclosure sale only to the extent that it determines any amount so paid will be recoverable from future payments and collections on the mortgage loans or otherwise. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

         An overall decline in the residential or commercial real estate markets could adversely affect the values of the mortgaged properties such that the outstanding principal balances of the mortgage loans, together with the primary senior financing thereon, equals or exceeds the value of the mortgaged properties. Such a decline would adversely affect the position of a second mortgagee before having such an effect on that of the first mortgagee. A rise in interest rates over a period of time and the general condition of the mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan after satisfaction of any first liens.

Prepayments on the mortgage loans could lead to shortfalls in the payment of interest on your note.

         The scheduled monthly payment dates for the mortgage loans occur throughout a month. When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the prepayment, instead of for a full month. However, the principal receipts will only be passed through to the holders of the notes once a month, on the distribution date which follows the calendar month in which the prepayment was received by the servicer. The servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the notes that are attributable to the difference between the interest paid by a mortgagor in connection with a prepayment in full and thirty (30) days' interest on the mortgage loan, but only to the extent of the servicing fee for that calendar month.

         If the servicer fails to make these payments or the shortfall exceeds the servicing fee, there will be less funds available for the payment of interest on the related class of notes. These shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the related class of notes, are not covered by the note insurance policy.

Year 2000 issues could lead to delays in payment or losses on your note.

         There is a significant uncertainty regarding the effect of the Year 2000 problem because computer systems that do not properly recognize date sensitive information when the year changes to 2000 could generate erroneous data or altogether fail. The servicer and its affiliates have assessed their internal systems, programs and data processing applications as well as those provided to them by third-party vendors concerning Year 2000 data processing issues. The servicer and its affiliates believe that the computer equipment and software used by them will function properly for dates in the Year 2000 and thereafter. The servicer and its affiliates have not incurred significant expense to date, and do not anticipate incurring significant future expense, to address Year 2000 issues although there can be no assurance that the servicer and its affiliates will not incur significant future expenses. However, third parties that have relationships with them, including vendors and borrowers, may experience significant Year 2000 issues. These issues may have a serious adverse effect on the operations of these third parties, including a shut-down of operations for a period of time, which may, in turn, have a material adverse effect on their business, financial condition and results of operations.

If DTC experiences year 2000 problems, you could experience delays in payment or losses on your note.

         The management of DTC is aware that some computer applications, systems and the like for processing data that are dependant upon calendar dates, including dates before, on and after January 1, 2000, may encounter year 2000 issues. DTC has informed its participants and members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions, including principal and interest payments, to securityholders, book-entry deliveries, and settlement of trades within DTC continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, DTC's ability to properly perform its services is also dependent upon other parties, including, but not limited to, issuers, their agents and its participating organizations as well as third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers among others. DTC has informed the financial community that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to: (i) impress upon them the importance of these services being Year 2000 compliant and (ii) determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, DTC has stated that it is in the process of developing contingency plans as it deems appropriate.

         If problems associated with the year 2000 issue were to occur with respect to DTC and the services described above, distributions to the beneficial owners of notes could be delayed or otherwise adversely affected.

         According to DTC, the foregoing information concerning DTC has been provided to the financial community for information purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which are included at the end of this prospectus supplement under the heading "Glossary."

                              TRANSACTION OVERVIEW

Parties

         The Trust. ___________________, a Delaware business trust. The principal executive office of the trust is in Wilmington, Delaware, in care of the owner trustee, at the address of the owner trustee specified below.

         The Sponsor. Prudential Securities Secured Financing Corporation, a Delaware corporation. The principal executive office of the sponsor is located at One New York Plaza, 14th Floor, New York, New York 10292, and its telephone number is (212) 778-1000.

         The Depositor. ________________, a __________ corporation, which is owned by the originators. The principal executive office of the depositor is at ___________________________, and its telephone number is _____________.

         The Originators. _____________, a _____________ corporation, and _____________, a _____________ corporation, originated or purchased the mortgage loans. For a description of the business of the originators, see "The Originators, the Depositor and the Servicer" in this prospectus supplement.

         The Servicer and the Subservicers. _____________ will act as servicer of the mortgage loans, and _____________ and _____________ will act as subservicers for different portions of the mortgage loans. For a description of the business of the servicer, see "The Originators, the Depositor and the Servicer" in this prospectus supplement.

         The Indenture Trustee. _____________, a _____________ banking corporation. The corporate trust office of the indenture trustee is located at _____________, and its telephone number is _____________. For a description of the indenture trustee and its responsibilities with respect to the notes, see "The Indenture Trustee" in this prospectus supplement.

         The Owner Trustee. ___________________________, a national banking association. The corporate trust office of the owner trustee is located at _______________________, and its telephone number is _____________. For a description of the owner trustee and its responsibilities with respect to the notes and the mortgage loans, see "The Owner Trustee" in this prospectus supplement.

         The Collateral Agent. _________________________, a national banking association. The corporate trust office of the collateral agent is located at ________________________, and its telephone number is ________________.

         The Note Insurer. ___________________________, a _____________
financial guaranty insurance company. The note insurer will issue a financial guaranty insurance policy for the benefit of the holders of the notes. For a description of the business and selected financial information of the note insurer, see "The Note Insurance Policy" and "The Note Insurer" in this prospectus supplement.

         The Rating Agencies. [Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.] and [Moody's Investors Service, Inc.] will issue ratings for each class of notes.

The Transaction

         Formation of the Trust and Issuance of the Trust Certificates. The trust will be formed pursuant to the terms of a Trust Agreement, dated as of _____________, between the owner trustee and the depositor. Under the Trust Agreement, the trust will also issue the trust certificates to the depositor, each evidencing the entire beneficial ownership interest in the sub-trust of the trust consisting of a pool of mortgage loans.

         Sale and Servicing of the Mortgage Loans. The mortgage loans have been originated or purchased by the originators pursuant to their respective underwriting guidelines, as described under "The Originators, the Depositor and the Servicer." The originators will sell the mortgage loans to the depositor, pursuant to Loan Sale Agreement, dated as of _____________, among the originators and the depositor. The depositor will sell the mortgage loans to the trust pursuant to a Sale and Servicing Agreement, dated as of _____________, among the depositor, the trust, the servicer, the collateral agent and the indenture trustee. The servicer will service the mortgage loans pursuant to the terms of the Sale and Servicing Agreement.

         Issuance of the Notes. Pursuant to the terms of an Indenture, dated as of _____________, between the trust and the indenture trustee, the trust will pledge the trust estate to the indenture trustee, for the benefit of the holders of the notes and the note insurer, and issue the notes.

         Issuance of the Note Insurance Policy. The note insurer will issue the note insurance policy pursuant to the terms of an Insurance and Indemnity Agreement, dated as of _____________, among the note insurer, the trust, the depositor, the originators and the servicer.

                             THE MORTGAGE LOAN POOLS

General

         Difference between Statistical Calculation Date and Closing Date Pools. The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pools of mortgage loans that existed on a statistical calculation date, in this case _______, ____. Pool I aggregated $_____________ as of the statistical calculation date and pool II aggregated $_____________ as of the statistical calculation date. The depositor expects that the actual pools on the closing date will represent approximately $_____________ in aggregate principal balance of mortgage loans in pool I, as of the Cut-Off Date and approximately $_____________ in aggregate principal balance of mortgage loans in pool II, as of the Cut-Off Date. The additional mortgage loans will represent mortgage loans acquired or to be acquired by the trust on or prior to the closing date. In addition, with respect to the pools as of the statistical calculation date as to which statistical information is presented in this prospectus supplement, some amortization will occur prior to the closing date. Moreover, some mortgage loans included in the pools as of the statistical calculation date may prepay in full, or may be determined not to meet the eligibility requirements for the final pools, and may not be included in the final pools. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pools will vary somewhat from the statistical distribution of the characteristics as of the statistical calculation date as presented in this prospectus supplement, although this variance should not be material. In the event that the depositor does not, as of the closing date, have the full amount of mortgage loans which the depositor expects to sell to the trust on this date, the depositor will increase the size of the pre-funding accounts and the capitalized interest accounts, as applicable.

         Additional mortgage loans are intended to be purchased by the trust from time to time on or before _____________ from funds on deposit in the pre-funding accounts. These subsequent mortgage loans to be purchased by the trust, if available, will be originated or purchased by the originators, sold by the originators to the depositor and then sold by the depositor to the trust. The Indenture will provide that the mortgage loans, following the conveyance of the subsequent mortgage loans, must in the aggregate conform to specified characteristics described below under " -- Conveyance of subsequent mortgage loans."

         Unless otherwise noted, all statistical percentages in this prospectus supplement are approximate and are measured by the aggregate principal balance of the applicable mortgage loans in relation to the aggregate principal balance of the mortgage loans in the applicable pool, in each case, as of the statistical calculation date.

         The mortgage loans will be predominantly business or consumer purpose residential home equity loans used to refinance an existing mortgage loan, to consolidate debt, or to obtain cash proceeds by borrowing against the mortgagor's equity in the mortgaged property in order to provide funds for, working capital for business, business expansion, equipment acquisition, or personal acquisitions. The mortgaged properties securing the mortgage loans consist primarily of single-family residences -- which may be detached, part of a multi-family dwelling, a condominium unit, a townhouse, a mobile home or a unit in a planned unit development -- and commercial or mixed use property. The mortgaged properties may be owner-occupied properties, which includes second and vacation homes, non-owner occupied investment properties or business purpose properties.

         The majority of the mortgage loans have a prepayment fee clause. These prepayment fee clauses generally provide that the mortgagor pay, upon prepayment, one or more of the following:

         o a fee equal to a percentage, negotiated at origination, of the outstanding principal balance of the mortgage loan,

         o a fee which is designed to allow the holder of the mortgage note to earn interest on the mortgage loan as if the mortgage loan remained outstanding until a designated point in time, or

         o a fee equal to the amount of interest on the outstanding principal balance of the mortgage loan calculated pursuant to a rule of 78's calculation, which has the effect of requiring the mortgagor to pay a greater amount of interest than would be required to be paid if the actuarial method of calculating interest was utilized.

The Pool I Mortgage Loans

         As of the statistical calculation date, each of the mortgage loans in pool I had a remaining term to maturity of no greater than 360 months and had a mortgage interest rate of at least ____% per annum.

         The combined loan-to-value ratios or CLTV's described in this prospectus supplement were calculated based upon the appraised values of the mortgaged properties at the time of origination. No assurance can be given that the appraised values of the mortgaged properties have remained or will remain at the levels that existed on the dates of origination of the mortgage loans. If property values decline such that the outstanding principal balances of the mortgage loans, together with the outstanding principal balances of any first liens, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those historically experienced by the servicer, as desscribed below under "The Originators, the Depositor and the Servicer -- Delinquency and Loan Loss Experience," and in the mortgage lending industry generally.

         As of the statistical calculation date, the mortgage loans in pool I had the following characteristics:

         o there were ___ mortgage loans under which the mortgaged properties are located in __ states,

         o the aggregate principal balance, after application of all payments due on or before the statistical calculation date, was $_____________,

         o the minimum principal balance was $_____________, the maximum principal balance was $_____________, and the average principal balance was $_____________,

         o the mortgage interest rates ranged from _____% to ____% per annum, and the weighted average mortgage interest rate was approximately ____% per annum,

         o the original term to stated maturity ranged from ___ months to 360 months,

         o the remaining term to stated maturity ranged from __ months to ____ months, the weighted average original term to stated maturity was approximately ___ months and the weighted average remaining term to stated maturity was approximately ____ months,

         o        no mortgage loan had a maturity later than _________,

         o approximately _______% of the aggregate principal balance of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, and approximately ____% of the aggregate principal balance of the mortgage loans are balloon loans,

         o        the weighted average CLTV was approximately _____%,

         o approximately _____% of mortgage loans are secured by first liens, and approximately _____% of mortgage loans are secured by second liens, and

         o        approximately _____%, _____%, ____%, _____% and ____% of the mortgage loans are secured by mortgaged properties located in the States of _____________, _____________, _____________,
                  _____________ and _____________, respectively.

         On or prior to _____________, the trust is expected to purchase, subject to availability, subsequent mortgage loans to be added to pool I. The maximum aggregate principal balance of subsequent mortgage loans that may be purchased is expected to be approximately $_____________.

         The following tables present statistical information on the mortgage loans in pool I. Due to rounding, the percentages shown may not precisely total 100.00%.

                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                     Pool I

                                                            % of Statistical
                                                             Calculation Date
                   Number of         Aggregate Unpaid      Aggregate Principal
    State         Mortgage Loans      Principal Balance          Balance
    -----         --------------      -----------------    --------------------
     TOTAL

                           DISTRIBUTION OF CLTV RATIOS

                                     Pool I

                                                           % of Statistical
                                                             Calculation Date
     Original        Number of         Aggregate Unpaid      Aggregate Principal
    CLTV Range    Mortgage Loans      Principal Balance          Balance
    ----------    --------------      -----------------    --------------------
     TOTAL

                  DISTRIBUTION OF GROSS MORTGAGE INTEREST RATES

                                     Pool I

                                                            % of Statistical
     Gross                                                   Calculation Date
Mortgage Interest   Number of         Aggregate Unpaid      Aggregate Principal
   Rate Range     Mortgage Loans      Principal Balance          Balance
----------------- --------------      -----------------    --------------------
     TOTAL

                    =======            ==============           ==========

                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
                                   (in months)

                                     Pool I

                                                             % of Statistical
     Range of                                                Calculation Date
  Original Terms     Number of         Aggregate Unpaid    Aggregate Principal
   (in months)    Mortgage Loans      Principal Balance          Balance
----------------- --------------      -----------------    --------------------

     TOTAL
                    =======            ==============           ==========

                   DISTRIBUTION OF REMAINING TERMS TO MATURITY
                                   (in months)

                                     Pool I



                                                             % of Statistical
     Range of                                                Calculation Date
  Remaining Terms    Number of         Aggregate Unpaid    Aggregate Principal
   (in months)    Mortgage Loans      Principal Balance          Balance
----------------- --------------      -----------------    --------------------

     TOTAL
                    =======            ==============           ==========


                   DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES

                                     Pool I


     Range of                                                % of Statistical
 Original Mortgage                                           Calculation Date
 Loan Principal      Number of         Aggregate Unpaid    Aggregate Principal
   Balances       Mortgage Loans      Principal Balance          Balance
----------------- --------------      -----------------    --------------------

     TOTAL
                    =======            ==============           ==========

                   DISTRIBUTION OF CURRENT PRINCIPAL BALANCES

                                     Pool I

    Range of                                                 % of Statistical
 Current Mortgage                                            Calculation Date
 Loan Principal      Number of         Aggregate Unpaid    Aggregate Principal
   Balances       Mortgage Loans      Principal Balance          Balance
----------------- --------------      -----------------    --------------------

     TOTAL
                    =======            ==============           ==========


                           DISTRIBUTION BY LIEN STATUS

                                     Pool I
                                                            % of Statistical
                                                             Calculation Date
                    Number of         Aggregate Unpaid    Aggregate Principal
   Lien Status    Mortgage Loans      Principal Balance          Balance
----------------- --------------      -----------------    --------------------

     TOTAL
                    =======            ==============           ==========

                        DISTRIBUTION BY AMORTIZATION TYPE

                                     Pool I

                                                            % of Statistical
                                                             Calculation Date
                    Number of         Aggregate Unpaid    Aggregate Principal
Amortization Type Mortgage Loans      Principal Balance          Balance
----------------- --------------      -----------------    --------------------

     TOTAL
                    =======            ==============           ==========

                        DISTRIBUTION BY OCCUPANCY STATUS

                                     Pool I

                                                            % of Statistical
                                                             Calculation Date
                    Number of         Aggregate Unpaid    Aggregate Principal
Occupancy Status  Mortgage Loans      Principal Balance          Balance
----------------- --------------      -----------------    --------------------

     TOTAL
                    =======            ==============           ==========

                          DISTRIBUTION BY PROPERTY TYPE

                                     Pool I
                                                            % of Statistical
                                                             Calculation Date
                    Number of         Aggregate Unpaid    Aggregate Principal
  Property Type   Mortgage Loans      Principal Balance          Balance
----------------- --------------      -----------------    --------------------

     TOTAL
                    =======            ==============           ==========

The Pool II Mortgage Loans

         As of the statistical calculation date, each of the mortgage loans in pool II had a remaining term to maturity of no greater than 360 months and had a mortgage interest rate of at least _____% per annum.

         The CLTVs described in this prospectus supplement were calculated based upon the appraised values of the mortgaged properties at the time of origination. No assurance can be given that the appraised values of the mortgaged properties have remained or will remain at the levels that existed on the dates of origination of the mortgage loans. If property values decline such that the outstanding principal balances of the mortgage loans, together with the outstanding principal balances of any first liens, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those historically experienced by the servicer, as described below under "The Originators, the Depositor and the Servicer -- Delinquency and Loan Loss Experience," and in the mortgage lending industry.

         As of the statistical calculation date, the mortgage loans in pool II had the following characteristics:

         o there were ___ mortgage loans under which the mortgaged properties are located in ___ states,

         o the aggregate principal balance, after application of all payments due on or before the statistical calculation date, was $_____________,

         o the minimum principal balance was $_____________, the maximum principal balance was $_____________, and the average principal balance was $_____________,

         o the mortgage interest rates ranged from ____% to ___% per annum, and the weighted average mortgage interest rate was approximately ___% per annum,

         o the original term to stated maturity ranged from __ months to 360 months,

         o the remaining term to stated maturity ranged from __ months to ___ months, the weighted average original term to stated maturity was approximately ___ months and the weighted average remaining term to stated maturity was approximately ___ months,

         o        no mortgage loan had a maturity later than _____________,

         o approximately ____% of the aggregate principal balance of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, and approximately ____% of the aggregate principal balance of the mortgage loans are balloon loans,

         o        the weighted average CLTV was approximately ____%,

         o approximately ____% of mortgage loans are secured by first liens, and approximately ____% of mortgage loans are secured by second liens, and

         o        approximately ___%, ___%, ____%, ____% and ____% of the
                  mortgage loans are secured by mortgaged properties located in the States of _____________, _____________, _____________,
                  _____________ and _____________, respectively.

         On or prior to _____________, the trust is expected to purchase, subject to availability, subsequent mortgage loans to be added to pool II. The maximum aggregate principal balance of subsequent mortgage loans that may be purchased is expected to be approximately $_____________.

         The following tables present statistical information on the mortgage loans in pool II. Due to rounding, the percentages shown may not precisely total 100.00%.



                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                     Pool II

                                                            % of Statistical
                                                             Calculation Date
                   Number of         Aggregate Unpaid      Aggregate Principal
    State         Mortgage Loans      Principal Balance          Balance
    -----         --------------      -----------------    --------------------
     TOTAL

                           DISTRIBUTION OF CLTV RATIOS

                                     Pool II

                                                           % of Statistical
                                                             Calculation Date
     Original        Number of         Aggregate Unpaid      Aggregate Principal
    CLTV Range    Mortgage Loans      Principal Balance          Balance
    ----------    --------------      -----------------    --------------------
     TOTAL

                  DISTRIBUTION OF GROSS MORTGAGE INTEREST RATES

                                     Pool II

                                                            % of Statistical
     Gross                                                   Calculation Date
Mortgage Interest   Number of         Aggregate Unpaid      Aggregate Principal
   Rate Range     Mortgage Loans      Principal Balance          Balance
----------------- --------------      -----------------    --------------------
     TOTAL

                    =======            ==============           ==========

                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
                                   (in months)

                                     Pool II

                                                             % of Statistical
     Range of                                                Calculation Date
  Original Terms     Number of         Aggregate Unpaid    Aggregate Principal
   (in months)    Mortgage Loans      Principal Balance          Balance
----------------- --------------      -----------------    --------------------

     TOTAL
                    =======            ==============           ==========

                   DISTRIBUTION OF REMAINING TERMS TO MATURITY
                                   (in months)

                                     Pool II



                                                             % of Statistical
     Range of                                                Calculation Date
  Remaining Terms    Number of         Aggregate Unpaid    Aggregate Principal
   (in months)    Mortgage Loans      Principal Balance          Balance
----------------- --------------      -----------------    --------------------

     TOTAL
                    =======            ==============           ==========

                   DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES

                                     Pool II


     Range of                                                % of Statistical
 Original Mortgage                                           Calculation Date
 Loan Principal      Number of         Aggregate Unpaid    Aggregate Principal
   Balances       Mortgage Loans      Principal Balance          Balance
----------------- --------------      -----------------    --------------------

     TOTAL
                    =======            ==============           ==========

                   DISTRIBUTION OF CURRENT PRINCIPAL BALANCES

                                     Pool II

    Range of                                                 % of Statistical
 Current Mortgage                                            Calculation Date
 Loan Principal      Number of         Aggregate Unpaid    Aggregate Principal
   Balances       Mortgage Loans      Principal Balance          Balance
----------------- --------------      -----------------    --------------------

     TOTAL
                    =======            ==============           ==========


                           DISTRIBUTION BY LIEN STATUS

                                     Pool II
                                                            % of Statistical
                                                             Calculation Date
                    Number of         Aggregate Unpaid    Aggregate Principal
   Lien Status    Mortgage Loans      Principal Balance          Balance
----------------- --------------      -----------------    --------------------

     TOTAL
                    =======            ==============           ==========

                        DISTRIBUTION BY AMORTIZATION TYPE

                                     Pool II

                                                            % of Statistical
                                                             Calculation Date
                    Number of         Aggregate Unpaid    Aggregate Principal
Amortization Type Mortgage Loans      Principal Balance          Balance
----------------- --------------      -----------------    --------------------

     TOTAL
                    =======            ==============           ==========

                        DISTRIBUTION BY OCCUPANCY STATUS

                                     Pool II

                                                            % of Statistical
                                                             Calculation Date
                    Number of         Aggregate Unpaid    Aggregate Principal
Occupancy Status  Mortgage Loans      Principal Balance          Balance
----------------- --------------      -----------------    --------------------

     TOTAL
                    =======            ==============           ==========

                          DISTRIBUTION BY PROPERTY TYPE

                                     Pool II
                                                            % of Statistical
                                                             Calculation Date
                    Number of         Aggregate Unpaid    Aggregate Principal
  Property Type   Mortgage Loans      Principal Balance          Balance
----------------- --------------      -----------------    --------------------

     TOTAL
                    =======            ==============           ==========

Conveyance of subsequent mortgage loans

         The Indenture permits the trust to acquire subsequent mortgage loans with the funds on deposit in the pre-funding accounts. It is expected that the amount on deposit in the pre-funding accounts on the closing date will be approximately $_____________ for pool I and $_____________ for pool II. Accordingly, the statistical characteristics of the mortgage loans in pool I and pool II will vary as of any subsequent cut-off date upon the acquisition of subsequent mortgage loans.

         The obligation of the trust to purchase the subsequent mortgage loans on any subsequent transfer date during the Pre-Funding Period is subject to the following requirements:

         o the subsequent mortgage loan may not be 30 or more days contractually delinquent as of a subsequent cut-off date which is the close of business on the last day of the calendar month preceding the month in which the subsequent mortgage loan was purchased by the trust;

         o the original term to maturity of the subsequent mortgage loan may not exceed 360 months for pool I and 360 months for pool II;

         o the subsequent mortgage loan must have a mortgage interest rate of at least ____% for pool I and ____% for pool II;

         o the purchase of the subsequent mortgage loans is consented to by the note insurer and the rating agencies, notwithstanding the fact that the subsequent mortgage loans meet the parameters stated in this prospectus supplement;

         o the principal balance of any subsequent mortgage loan may not exceed $_____________ for pool I and $_____________ for pool
                  II;

         o no more than _____% for pool I and ____% for pool II of the aggregate principal balance of the subsequent mortgage loans may be second liens;

         o no such subsequent mortgage loan shall have a CLTV of more than (a) for consumer purpose loans, ___% for pool I and ____% for pool II, and (b) for business purpose loans, ___% for pool I and ___% for pool II;

         o no more than ____% for pool I and ___% for pool II of the subsequent mortgage loans may be balloon loans;

         o no more than ____% for pool I and ____% for pool II of the subsequent mortgage loans may be secured by mixed-use properties, commercial properties, or five or more unit multifamily properties; and

         o following the purchase of the subsequent mortgage loans by the trust, the mortgage loans, including the subsequent mortgage loans, (a) will have a weighted average mortgage interest rate, (I) for consumer purpose loans, of at least ____% for pool I and ____% for pool II and (II) for business purpose loans, of at least ____% for pool I and ____% for pool II; and
                  (b) will have a weighted average CLTV of not more than (I) for consumer purpose loans, ____% for pool I and ____% for pool II, and (II) for business purpose loans, ____% for pool I and ____% for pool II.

         The Indenture will provide that any of these requirements may be waived or modified in any respect upon prior written consent of the note insurer, with the exception of the requirements concerning maximum principal balance.

                 THE ORIGINATORS, THE DEPOSITOR AND THE SERVICER

                             [Corporate description]
             [To be supplied by originators, depositor and servicer]

Underwriting Guidelines

                         [To be supplied by originators]

The Servicer

                          [To be supplied by servicer]

Delinquency and Loan Loss Experience

         The following tables present information relating to the delinquency and loan loss experience on the mortgage loans included in originators servicing portfolio for the periods shown. The delinquency and loan loss experience represents the historical experience of the originators, and there can be no assurance that the future experience on the mortgage loans in the trust will be the same as, or more favorable than, that of the mortgage loans in the originators' overall servicing portfolio.

                     Delinquency and Foreclosure Experience
                             (Dollars in Thousands)

                                            At                   At                  At
                                   ------------------   -------------------   -------------------
                                             % of                    % of                 % of
                                    Amount   Amount      Amount     Amount      Amount   Amount
                                   Serviced  Serviced   Serviced   Serviced    Serviced  Serviced
                                   --------  --------   --------   --------    --------  --------

Servicing portfolio..............
  Past due loans(1):
    60-89 days...................
    90 days or more .............
                                   --------  --------   --------   --------    --------  --------
Total past due loans(2)..........


REO Properties(3)................
                                   --------  --------   --------   --------    --------  --------
Total past due loans,
foreclosures pending and REO
Properties(3)....................

(1) The past due period is based on the actual number of days that a payment is contractually past due. A loan as to which a monthly payment was due 60-89 days prior to the reporting period is considered 60-89 days past due, etc.

(2)      Includes pending foreclosures.

(3) An "REO property" is a property acquired and held as a result of foreclosure or deed in lieu of foreclosure.

                           Loan Charge-Off Experience
                             (Dollars in Thousands)

                                              At             At           At
                                           ---------      --------      -------
Servicing portfolio at period end......

Average outstanding(1).................
  Gross losses(2)......................
  Loan recoveries......................

  Net loan charge-offs.................

  Net loan charge-offs as a percentage
  of servicing portfolio at period end.
  Net loan charge-offs as a percentage
  of average outstanding...............

(1) "Average outstanding" presented is the arithmetic average of the principal balances of the loans in the originators' servicing portfolio outstanding at the opening and closing of business for this period.

(2) "Gross losses" means the outstanding principal balance plus accrued but unpaid interest on liquidated mortgage loans.

         While the above delinquency and foreclosure and loan charge-off experiences are typical of the originators' experiences at the dates for the periods indicated, there can be no assurance that the delinquency and foreclosure and loan charge-off experiences on the mortgage loans will be similar. Accordingly, the information should not be considered to reflect the credit quality of the mortgage loans included in the trust, or as a basis of assessing the likelihood, amount or severity of losses on the mortgage loans. The statistical data in the tables is based on all of the mortgage loans in the originators' servicing portfolio. The mortgage loans, in general, may have characteristics which distinguish them from the majority of the loans in the originators' servicing portfolio.

                                THE OWNER TRUSTEE

         ________________________, a national banking association, has its corporate trust offices located at ________________________. The owner trustee will perform limited administrative functions on behalf of the trust pursuant to the Trust Agreement. The owner trustee's duties in connection with the issuance and sale of the notes are limited solely to its express obligations under the Trust Agreement.

                              THE INDENTURE TRUSTEE

         ________________________, a ____________ banking corporation, has an office at ________________________. The indenture trustee will act as initial authenticating agent, paying agent and note registrar pursuant to the terms of the Indenture.

                              THE COLLATERAL AGENT

         ________________________, a national banking association, has its corporate trust office at ________________________. The collateral agent's duties are limited solely to its express obligations under the Sale and Servicing Agreement.

               DESCRIPTION OF THE NOTES AND THE TRUST CERTIFICATES

         On the closing date, the trust will issue the class A-1 notes and the class A-2 notes pursuant to the Indenture. Each class A-1 note represents a debt obligation of the trust secured by a pledge of the portion of the trust estate consisting of the pool I mortgage loans and, to the extent provided in this prospectus supplement, the pool II mortgage loans. Each class A-2 note represents a debt obligation of the trust secured by a pledge of the portion of the trust estate consisting of the pool II mortgage loans and, to the extent provided in this prospectus supplement, the pool I mortgage loans. Pursuant to the Trust Agreement, the trust will also issue two classes of trust certificates, together representing the entire beneficial ownership interest in the trust. Each class of trust certificate will represent the entire beneficial ownership interest in one pool of mortgage loans. There will be two trust certificates relating to each pool, which will be held by the depositor and ABFS. None of the trust certificates may be transferred without the consent of the note insurer and compliance with the transfer provisions of the Trust Agreement.

         The trust estate consists of

         o the mortgage loans, together with the mortgage files relating thereto and all collections thereon and proceeds thereof collected after the Cut-Off Date,

         o the assets as from time to time are identified as REO property and collections thereon and proceeds thereof,

         o assets that are deposited in the accounts relating to the trust, including amounts on deposit in the Accounts and invested in accordance with the Indenture and the Sale and Servicing Agreement,

         o the indenture trustee's rights with respect to the mortgage loans under all insurance policies required to be maintained pursuant to the Sale and Servicing Agreement and any insurance proceeds,

         o        Liquidation Proceeds and

         o released mortgaged property proceeds. In addition, the depositor will cause the note insurer to issue the note insurance policy under which it will guarantee payments to the holders of the notes as described in this prospectus supplement.

         The notes will be issued only in book-entry form, in denominations of $1,000 initial principal balance and integral multiples of $1,000 in excess thereof, except that one note of each class may be issued in a different amount.

Book-Entry Registration

         The notes are sometimes referred to in this prospectus supplement as "book-entry notes." No person acquiring an interest in the book-entry notes will be entitled to receive a definitive note representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. beneficial owners may elect to hold their interests through DTC, in the United States, or Cedelbank or the Euroclear System, in Europe. Transfers within DTC, Cedelbank or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the notes are book-entry notes, these notes will be evidenced by one or more notes registered in the name of Cede & Co., which will be the "holder" of these notes, as the nominee of DTC or one of the relevant depositaries. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedelbank or Euroclear, on the other, will be effected in DTC through The Chase Manhattan Bank, the relevant depositories of

Cedelbank or Euroclear, respectively, and each a participating member of DTC. The notes will initially be registered in the name of Cede & Co.. The interests of the holders of these notes will be represented by book-entries on the records of DTC and participating members thereof. All references in this prospectus supplement to any notes reflect the rights of beneficial owners only as these rights may be exercised through DTC and its participating organizations for so long as these notes are held by DTC.

         The beneficial owners of notes may elect to hold their notes through DTC in the United States, or Cedelbank or Euroclear if they are participants in these systems, or indirectly through organizations which are participants in these systems. The book-entry notes will be issued in one or more notes per class of notes which in the aggregate equal the outstanding principal balance of the related class of notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Chase will act as depositary for Cedelbank and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. Investors may hold their beneficial interests in the book-entry notes in minimum denominations representing principal amounts of $1,000. Except as described below, no beneficial owner will be entitled to receive a physical or definitive note representing this note. Unless and until definitive notes are issued, it is anticipated that the only "holder" of these notes will be Cede & Co., as nominee of DTC. beneficial owners will not be "holders" or "noteholders" as those terms are used in the Indenture and the Sale and Servicing Agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of the book-entry note will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Cedelbank or Euroclear, as appropriate.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of notes. participants include securities brokers and dealers, including the underwriter, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through "indirect participants".

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry notes, such as the notes, among participants on whose behalf it acts for the book-entry notes and to receive and transmit distributions of principal of and interest on the book-entry notes. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry notes similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective beneficial owners.

         Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry notes may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the indenture trustee, or a paying agent on behalf of the indenture trustee, through DTC participants. DTC will forward these distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. beneficial owners will not be recognized by the indenture trustee, the servicer or any paying agent as holders of the notes, and beneficial owners will be permitted to exercise the rights of the holders of the notes only indirectly through DTC and its participants.

         Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Cedelbank participants on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For information concerning tax documentation procedures relating to the notes, see "Certain Federal Income Tax Consequences -- REMIC Securities" in the accompanying prospectus.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Cedelbank participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

         Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments on securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the book-entry notes will be made on each distribution date by the indenture trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing this payment to the beneficial owners of the book-entry notes that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry notes that it represents.

         Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since these payments will be forwarded by the indenture trustee to Cede & Co., as nominee of DTC. Distributions on notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry notes, may be limited due to the lack of physical notes for the book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of the notes in the secondary market since some potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

         Monthly and annual reports on the trust provided by the indenture trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry notes of the beneficial owners are credited.

         DTC has advised the depositor and the servicer that it will take any action permitted to be taken by a holder of the notes under the Indenture only at the direction of one or more participants to whose accounts with DTC the book-entry notes are credited. Additionally, DTC has advised the depositor that it will take these actions concerning specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry notes evidence the specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry notes evidence the percentages of voting rights authorize divergent action.

         None of the trust, the owner trustee, the depositor, the servicer, the note insurer or the indenture trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

         The notes, which will be issued initially as book-entry notes, will be converted to definitive notes and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the servicer advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository of the book-entry notes and DTC or the servicer is unable to locate a qualified successor or (b) the indenture trustee, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all participants of the availability through DTC of definitive notes. Upon delivery of definitive notes, the indenture trustee will reissue the book-entry notes as definitive notes to beneficial owners. Distributions of principal of, and interest on, the book-entry notes will thereafter be made by the indenture trustee, or a paying agent on behalf of the indenture trustee, directly to holders of definitive notes in accordance with the procedures set forth in the Indenture.

         Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or the note registrar. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Assignment and Pledge of Initial Mortgage Loans

         Pursuant to the Loan Sale Agreement, the originators will sell, transfer, assign, set over and otherwise convey the mortgage loans, without recourse, to the depositor on the closing date. Pursuant to the Sale and Servicing Agreement, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due after, the Cut-Off Date. Each transfer will convey all right, title and interest in and to (a) principal outstanding as of the Cut-Off Date, and (b) interest due on each mortgage loan after the Cut-Off Date; provided, however, that the originators will not convey, and the originators reserve and retain all their respective right, title and interest in and to, (i) principal, including principal prepayments in full and curtailments (i.e., partial prepayments), received on each mortgage loan on or prior to the Cut-Off Date and (ii) interest due on each mortgage loan on or prior to the Cut-Off Date.

         Pursuant to the Indenture, the trust will pledge to the indenture trustee in trust for the benefit of the holders of the notes and the note insurer, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due after, the Cut-Off Date, as collateral security for the notes.

Assignment and Pledge of Subsequent Mortgage Loans

         The trust may acquire subsequent mortgage loans with the funds on deposit in either pre-funding account at any time during the period from the closing date until the earliest of (i) the date on which the amount on deposit in pre-funding account is less than $100,000, (ii) the date on which an event of default occurs under the terms of the Indenture, or (iii) the close of business on ____________. The amount on deposit in the pre-funding accounts will be reduced during the this period by the amount thereof used to purchase subsequent mortgage loans in accordance with the terms of the Indenture. The depositor expects that the amount on deposit in each of the pre-funding accounts will be reduced to less than $100,000 by ____________. To the extent funds in the pre-funding accounts are not used to purchase subsequent mortgage loans by ____________, these funds will be used to prepay the principal of the related class of notes on the following distribution date. Subsequent mortgage loans will be transferred by the originators to the depositor and transferred by the depositor to the trust. The trust will then pledge the subsequent mortgage loans to the indenture trustee, on behalf of the holders of the notes and the note insurer.

Delivery of Mortgage Loan Documents

         In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the trust will cause to be delivered to the collateral agent, on behalf of the indenture trustee, on the closing date, the following documents concerning each mortgage loan which constitute the mortgage file:

         (a) the original mortgage note, endorsed without recourse in blank by the originator, including all intervening endorsements showing a complete chain of endorsement;

         (b) the original mortgage with evidence of recording indicated thereon or, in limited circumstances, a copy thereof certified by the applicable recording office;

         (c) the recorded mortgage assignment(s), or copies thereof certified by the applicable recording office, if any, showing a complete chain of assignment from the originator of the mortgage loan to the originator -- which assignment may, at the originator's option, be combined with the assignment referred to in clause (d) below;

         (d) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the originator to the indenture trustee;

         (e) originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a mortgage or mortgage note have been modified or the mortgage or mortgage note has been assumed; and

         (f) an original title insurance policy or (A) a copy of the title insurance policy, or (B) a binder thereof or copy of the binder together with a certificate from the originator that the original mortgage has been delivered to the title insurance company that issued the binder for recordation.

         Pursuant to the Sale and Servicing Agreement, the collateral agent, on behalf of the indenture trustee, agrees to execute and deliver on or prior to the closing date, or, for subsequent mortgage loans, on or prior to the subsequent transfer date, an acknowledgment of receipt of the original mortgage note, item (a) above, for each of the mortgage loans, with any exceptions noted. The collateral agent, on behalf of the indenture trustee, agrees, for the benefit of the holders of the notes and the note insurer, to review, or cause to be reviewed, each mortgage file within thirty (30) days after the closing date or the subsequent transfer date, as applicable -- or, for any Qualified Substitute Mortgage Loan, within thirty (30) days after the receipt by the collateral agent thereof -and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans, (a) all documents required to be delivered to it pursuant to the Sale and Servicing Agreement are in its possession, (b) each of these documents has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to the mortgage loan, and (c) based on its examination and only as to the foregoing documents, specified information included on the schedule of mortgage loans accurately reflects the information included in the mortgage file delivered on that date.

         If the collateral agent, during the process of reviewing the mortgage files, finds any document constituting a part of an mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description thereof as included in the schedule of mortgage loans, the collateral agent shall promptly so notify the indenture trustee, the servicer, the depositor and the note insurer in writing with details thereof. The depositor agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of an mortgage file of which it is so notified by the collateral agent. If, however, within sixty (60) days after the collateral agent's notice of the defect, the depositor has not caused the defect to be remedied and the defect materially and adversely affects the interest of the holders of the notes or the interests of the note insurer in the mortgage loan, the depositor or the originator will either (a) substitute in lieu of the mortgage loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of the Qualified Substitute Mortgage Loan is less than the principal balance of the mortgage loan as of the date of the substitution plus accrued and unpaid interest thereon, deliver to the servicer a substitution adjustment equal to the amount of any such shortfall or (b) purchase the mortgage loan at a price equal to the outstanding principal balance of the mortgage loan as of the date of purchase, plus the greater of (i) all accrued and unpaid interest thereon and (ii) thirty (30) days' interest thereon, computed at the mortgage interest rate, net of the servicing fee if the servicer is effecting the repurchase, plus the amount of any unreimbursed servicing advances made by the servicer, which purchase price shall be deposited in the Distribution Account on the next succeeding servicer remittance date after deducting therefrom any amounts received in respect of the repurchased mortgage loan or Loans and being held in the Distribution Account for future distribution to the extent these amounts have not yet been applied to principal or interest on the mortgage loan. In addition, the depositor and the originators shall be obligated to indemnify the indenture trustee, the collateral agent, the holders of the notes and the note insurer for any third-party claims arising out of a breach by the depositor or the originators of representations or warranties regarding the mortgage loans. The obligation of the depositor and the originators to cure a breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any representation or warranty to the holders of the notes, the indenture trustee, the collateral agent and the note insurer.

Representations and Warranties of the Depositor

         The depositor will represent, among other things, for each mortgage loan, as of the closing date or the subsequent transfer date, as applicable, the following:

         1. the information included in the schedule of mortgage loans for each mortgage loan is true and correct;

         2. all of the original or certified documentation constituting the mortgage files, including all material documents related thereto, has been or will be delivered to the collateral agent, on behalf of the indenture trustee, on the closing date or the subsequent transfer date, as applicable;

         3. the mortgaged property consists of a single parcel of real property separately assessed for tax purposes, upon which is erected a detached or an attached one-family residence or a detached two- to six-family dwelling, or an individual condominium unit in a low-rise condominium, or a mobile home unit, or an individual unit in a planned unit development, or a commercial property, or a mixed use or multiple purpose property. The residence, dwelling or unit is not,

         o        a unit in a cooperative apartment,

         o        a property constituting part of a syndication,

         o        a time share unit,

         o        a property held in trust,

         o        a manufactured dwelling,

         o        a log-constructed home, or

         o        a recreational vehicle;

         4. each mortgage is a valid first or second lien on a fee simple, or its equivalent under applicable state law, estate in the real property securing the amount owed by the mortgagor under the mortgage note subject only to,

         o the lien of current real property taxes and assessments which are not delinquent,

         o        any first mortgage loan on the property,

         o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the mortgage, the exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the mortgage loan obtained by the depositor, and

         o other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage;

         5. immediately prior to the transfer and assignment by the depositor to the depositor, the depositor had good title to, and was the sole owner of each mortgage loan, free of any interest of any other person, and the depositor has transferred all right, title and interest in each mortgage loan to the depositor;

         6. each mortgage loan conforms, and all the mortgage loans in the aggregate conform, to the description thereof in this prospectus supplement; and

         7. all of the mortgage loans were originated in accordance with the underwriting criteria described in this prospectus supplement.

         Pursuant to the Sale and Servicing Agreement, upon the discovery by any of the holder of the notes, the depositor, the servicer, any subservicer, the note insurer, the collateral agent or the indenture trustee that any of the representations and warranties contained in the Sale and Servicing Agreement have been breached in any material respect as of the closing date or the subsequent transfer date, as applicable, with the result that the interests of the holders of the notes in the mortgage loan or the interests of the note insurer were materially and adversely affected, notwithstanding that any representation and warranty was made to the depositor's or the originator's best knowledge and the depositor or the originator lacked knowledge of the breach, the party discovering the breach is required to give prompt written notice to the other parties. Subject to specified provisions of the Sale and Servicing Agreement, within sixty (60) days of the earlier to occur of the depositor's or an originator's discovery or its receipt of notice of any breach, the depositor or the originators will (a) promptly cure the breach in all material respects,
(b) remove each mortgage loan which has given rise to the requirement for action by the depositor or the originators, substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal balance of the Qualified Substitute Mortgage Loans as of the date of the substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the servicer on the distribution date the amount of the shortfall, or (c) purchase the mortgage loan at a price equal to the principal balance of the mortgage loan as of the date of purchase plus the greater of (i) all accrued and unpaid interest thereon and (ii) thirty (30) days' interest thereon computed at the mortgage interest rate, net of the servicing fee if ____________ is the servicer, plus the amount of any unreimbursed servicing advances made by the servicer, and deposit the purchase price into the Distribution Account on the next succeeding servicer remittance date after deducting therefrom any amounts received in respect of this repurchased mortgage loan or mortgage loans and being held in the Distribution Account for future distribution to the extent these amounts have not yet been applied to principal or interest on the mortgage loan. In addition, the depositor and the originators shall be obligated to indemnify the trust, the owner trustee, the indenture trustee, the collateral agent, the holders of the notes and the note insurer for any third-party claims arising out of a breach by the depositor or the originators of representations or warranties regarding the mortgage loans. The obligation of the depositor and the originators to cure any breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any representation or warranty to the holders of the notes, the indenture trustee, the collateral agent and the note insurer.

Payments on the Mortgage Loans

         The Sale and Servicing Agreement provides that the servicer, for the benefit of the holders of the notes, shall establish and maintain the Collection Account, which will generally be (i) an account maintained with a depository institution or trust company whose long term unsecured debt obligations are rated by each rating agency in one of its two highest rating categories at the time of any deposit therein or (ii) trust accounts maintained with a depository institution acceptable to each rating agency and the note insurer. The Sale and Servicing Agreement permits the servicer to direct any depository institution maintaining the Collection Account to invest the funds in the Collection Account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the date on which the servicer is required to transfer the servicer remittance amount from the Collection Account to the Distribution Account, as described below.

         The servicer is obligated to deposit or cause to be deposited in the Collection Account on a daily basis, amounts representing the following payments received and collections made by it after the Cut-Off Date, other than in respect of monthly payments on the mortgage loans due on each mortgage loan up to and including any due date occurring on or prior to the Cut-Off Date:

         o all payments on account of principal, including prepayments of principal;

         o        all payments on account of interest on the mortgage loans;

         o all Liquidation Proceeds and all Insurance Proceeds to the extent the proceeds are not to be applied to the restoration of the mortgaged property or released to the borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices;

         o        all Net REO Proceeds;

         o all other amounts required to be deposited in the Collection Account pursuant to the Sale and Servicing Agreement; and

         o any amounts required to be deposited in connection with net losses realized on investments of funds in the Collection Account.

         The indenture trustee will be obligated to set up an account for each class of notes a distribution account into which the servicer will deposit or cause to be deposited the servicer remittance amount on the _____ day of each month.

         The servicer remittance amount" for a servicer remittance date is equal to the sum, without duplication, of (i) all collections of principal and interest on the mortgage loans, including principal prepayments, Net REO Proceeds and Liquidation Proceeds, if any, collected by the servicer during the prior calendar month, (ii) all Periodic Advances made by the servicer with respect to payments due to be received on the mortgage loans on the due date and
(iii) any other amounts required to be placed in the Collection Account by the servicer pursuant to the Sale and Servicing Agreement, but excluding the following:

         (a) amounts received on particular mortgage loans, for which the servicer has previously made an unreimbursed Periodic Advance, as late payments of interest, or as Net Liquidation Proceeds, to the extent of the unreimbursed Periodic Advance;

         (b) amounts received on a particular mortgage loan for which the servicer has previously made an unreimbursed servicing advance, to the extent of the unreimbursed servicing advance;

         (c)      for the servicer remittance date, the aggregate servicing fee;

         (d) all net income from eligible investment that is held in the Collection Account for the account of the servicer;

         (e) all amounts actually recovered from the servicer in respect of late fees, assumption fees, prepayment fees and similar fees;

         (f)      Net Foreclosure Profits; and

         (g) other amounts which are reimbursable to the servicer, as provided in the Sale and Servicing Agreement.

         The amounts described in clauses (a) through (g) above may be withdrawn by the servicer from the Collection Account on or prior to each servicer remittance date.

Over-collateralization Provisions

         Over-collateralization Resulting from Cash Flow Structure. The Indenture requires that, starting with the second distribution date, the Excess Interest for a pool of mortgage loans, if any, that is not used to make cross-collateralization payments will be applied on each distribution date as an accelerated payment of principal on the related class of notes, but only to the limited extent hereafter described. The application of Excess Interest as a payment of principal has the effect of accelerating the amortization of a class of notes relative to the amortization of the related pool of mortgage loans. The Excess Interest from a pool of mortgage loans will be used

         o        to reimburse the note insurer for any amounts due to it,

         o as needed to pay Net Mortgage Loan Interest Shortfalls relating to that class,

         o as needed to make cross-collateralization payments in respect of the other pool of mortgage loans,

         o as a payment of principal to the related class of notes until the distribution date on which the amount of over-collateralization has reached the required level, and

         o as needed to fund the Cross-collateralization Reserve Account relating to the other pool of mortgage loans.

Notwithstanding the foregoing, in the event specified tests enumerated in the Indenture are violated, all available Excess Interest will be used as a payment of principal to the related class of notes to accelerate the amortization of the notes.

         The Indenture requires that, starting with the second distribution date, Excess Interest from a pool of mortgage loans that is not used to make cross-collateralization payments will be applied as an accelerated payment of principal on the related class of notes until the Over-collateralized Amount has increased to the level required by the Indenture. After this time, if it is necessary to re-establish the required level of over-collateralization, Excess Interest from each pool of mortgage loans that is not used to make cross-collateralization payments will again be applied as an accelerated payment of principal on the related class of notes. Notwithstanding the foregoing, in the event specified tests enumerated in the Indenture are violated, all available Excess Interest from each pool of mortgage loans will be used as a payment of principal to accelerate the amortization of the related class of notes. Initially, the Over-collateralized Amount of each pool of mortgage loans will be an amount equal to approximately 0.50% of the sum of (x) the aggregate principal balance of the mortgage loans in each pool on the closing date and (y) the original amount on deposit in the related pre-funding account on the closing date.

         In the event that the required level of the Specified Over-collateralized Amount for a pool of mortgage loans is permitted to decrease or "step down" on a distribution date in the future, the Indenture provides that a portion of the principal which would otherwise be distributed to the holders of the related class of notes on the distribution date shall instead be distributed in the priority described in this prospectus supplement under "--Flow of Funds." This has the effect of decelerating the amortization of the related class of notes relative to the amortization of that pool of mortgage loans, and of reducing the Over-collateralized Amount. If, on any distribution date, the Excess Over-collateralized Amount is, or, after taking into account all other distributions to be made on the distribution date would be, greater than zero -- i.e., the Over-collateralized Amount is or would be greater than the related Specified Over-collateralized Amount -- then any amounts relating to principal which would otherwise be distributed to the holders of the related class of notes on this distribution date shall instead be distributed in the priority described in this prospectus supplement under "--Flow of Funds", in an amount equal to the Over-collateralization Reduction Amount.

         The Indenture provides that, on any distribution date, all amounts collected on account of principal -- other than any such amount applied to the payment of an Over-collateralization Reduction Amount -- for each pool of mortgage loans during the a due period of the prior calendar month will be distributed to the holders of the related class of notes on the distribution date. In addition, the Sale and Servicing Agreement provides that the principal balance of any mortgage loan which becomes a Liquidated Mortgage Loan shall then equal zero. The Sale and Servicing Agreement does not contain any rule which requires that the amount of any Liquidated Loan Loss be distributed to the holders of the related class of notes on the distribution date which immediately follows the event of loss; i.e., the Sale and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Liquidated Loan Loss will reduce the Over-collateralized Amount for that pool of mortgage loans, which, to the extent that the reduction causes the Over-collateralized Amount to be less than the Specified Over-collateralized Amount applicable to the related distribution date, will require the payment of an Over-collateralization Increase Amount on that distribution date, or, if insufficient funds are available on that distribution date, on subsequent distribution dates, until the Over-collateralized Amount equals the related Specified Over-collateralized Amount. The effect of the foregoing is to allocate losses to the holders of the related trust certificates by reducing, or eliminating entirely, payments of Excess Interest and Over-collateralization Reduction Amounts which the holders would otherwise receive.

         Over-collateralization and the Note Insurance Policy. The Indenture requires the indenture trustee to make a claim for an Insured Payment under the note insurance policy not later than the third business day prior to any distribution date as to which the indenture trustee has determined that an Over-collateralization Deficit will occur for the purpose of applying the proceeds of the Insured Payment as a payment of principal to the holders of the related class of notes on that distribution date. The note insurer has the option on any distribution date to make a payment of principal, including in respect of Liquidated Loan Losses, up to the amount that would have been payable to the holders of the notes if sufficient funds were available thereof. Additionally, under the terms of the Indenture, the note insurer will have the option to cause Excess Interest to be applied without regard to any limitation upon the occurrence of particular trigger events, or in the event of an "event of default" under the Insurance Agreement. However, investors in the notes should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal.

Cross-collateralization Provisions

         Cross-collateralization Payments. On each distribution date, available Excess Interest from a pool of mortgage loans, if any, will be paid to the holders of the class of notes relating to the other pool of mortgage loans to the extent of the Shortfall Amount for the other pool. The cross-collateralization provisions of the transaction are limited to the payment of specified credit losses, certain interest shortfalls and any amounts due the note insurer. Excess Interest from one pool of mortgage loans will not be used to build over-collateralization for the other pool of mortgage loans.

         Cross-collateralization Reserve Account. Each class of notes will have the benefit of a Cross-collateralization Reserve Account. On each distribution date, available Excess Interest from a pool of mortgage loans, if any, will be paid into the Cross-collateralization Reserve Account relating to the other pool of mortgage loans, until the amount of funds on deposit therein equals the Specified Reserve Amount for the other pool. If the amount on deposit in the Cross-collateralization Reserve Account for a pool of mortgage loans on any distribution date exceeds the Specified Reserve Amount for the pool and the distribution date, the amount of this excess shall be distributed in the priority described in this prospectus supplement under "--Flow of Funds."

         Funds on deposit in a Cross-collateralization Reserve Account will be used on any distribution date to make payments in respect of the Shortfall Amount for either pool, to the extent that there is no Excess Interest available therefor on that distribution date.

Flow of Funds

         On each distribution date, the indenture trustee, based solely on the information received from the servicer in the servicer remittance report prior to the distribution date, shall make payments in respect of each pool of mortgage loans to the holders of the related class of notes and reimbursement to the note insurer under the Insurance Agreement, to the extent of funds, including any Insured Payments, on deposit in the related Distribution Account, as follows:

         (a) to the indenture trustee, an amount equal to the fees then due to it for the related class of notes;

         (b) from amounts then on deposit in the related Distribution Account, excluding any Insured Payments, to the note insurer the Reimbursement Amount as of that distribution date;

         (c) from amounts then on deposit in the related Distribution Account, the Interest Distribution Amount for the related class of notes;

         (d) from amounts then on deposit in the related Distribution Account, the Principal Distribution Amount for the related class of notes, until the principal balance of the class of notes is reduced to zero;

         (e) from amounts then on deposit in the related Distribution Account the amount of any Net Mortgage Loan Interest Shortfalls for the related class of notes;

         (f) from amounts then on deposit in the related Distribution Account, to the holders of the other class of notes, the Shortfall Amount for the other class;

         (g) from amounts then on deposit in the related Distribution Account, to the Cross-collateralization Reserve Account relating to the other class of notes, the amount necessary for the balance of the account to equal the Specified Reserve Amount; and

         (h) following the making by the indenture trustee of all allocations, transfers and disbursements described above, to the holders of the related trust certificates, the amount remaining on the distribution date in the related Distribution Account, if any.

Events of Default

         Upon the occurrence of an event of default, the indenture trustee, upon the direction of the majority holders -- which shall be the note insurer in the absence of a default by the note insurer under the Insurance Agreement -- shall declare or, with respect to an event of default described in clauses (1) through
(7) below, the occurrence shall result in the automatic declaration of, the aggregate outstanding principal balance of all the notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the trust. An event of default, wherever used in this prospectus supplement, means any one of the following events:

                  1. the trust shall fail to distribute or cause to be distributed to the indenture trustee, for the benefit of the holders of the notes, on any distribution date, all or part of any Interest

         Distribution Amount due on the notes on the distribution date and all or a part of any Net Mortgage Loan Interest Shortfalls due on the notes on the distribution date;

                  2. the trust shall fail to distribute or cause to be distributed to the indenture trustee, for the benefit of the holders of the notes, (x) on any distribution date an amount equal to the principal due on the outstanding notes on the distribution date, to the extent that sufficient funds are on deposit in the Collection Account or (y) on the final stated maturity date for any class of notes, the aggregate outstanding principal balance of the related class of notes.

                  3. the trust shall breach or default in the due observance of any one or more of the negative covenants under the Indenture.

                  4. the trust shall consent to the appointment of a custodian, receiver, trustee or liquidator, or other similar official, of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the trust is generally not paying its debts as they come due, or the trust shall make a general assignment for the benefit of creditors;

                  5. the trust shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws, as now or hereafter in effect, or an answer admitting the material allegation of a petition filed against the trust in any such proceeding, or the trust shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors;

                  6. an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent, express or legally implied, of the trust, a custodian, receiver, trustee or liquidator, or other similar official, of the trust or any substantial part of its property, or sequestering any substantial part of its respective property, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) days after the date of entry thereof; or

                  7. a petition against the trust in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be stayed, withdrawn or dismissed within ninety (90) days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the trust, any court of competent jurisdiction shall assume jurisdiction, custody or control of the trust or any substantial part of its property, and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of ninety (90) days.

Reports to Noteholders

         Pursuant to the Indenture, on each distribution date the indenture trustee will deliver to the servicer, the note insurer, the depositor and each holder of a note or a trust certificate a written remittance report containing information including, without limitation, the amount of the distribution on the distribution date, the amount of the distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance of the notes as of the distribution date, the amount of any Insured Payment included in the distributions on the distribution date and any other information as required by the Indenture.

Amendment

         The Indenture may be amended from time to time by the trust and the indenture trustee by written agreement, upon the prior written consent of the note insurer, without notice to, or consent of, the holder of the notes, to cure any ambiguity, to correct or supplement any provisions in this prospectus supplement, to comply with any changes in the Code, or to make any other provisions concerning matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture; provided, that this action shall not, as evidenced by an opinion of counsel delivered to, but not obtained at the expense of, the indenture trustee, adversely affect in any material respect the interests of any holder of the notes; provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any note without the consent of the holder of the note, or change the rights or obligations of any other party to the Indenture without the consent of that party.

         The Indenture may be amended from time to time by the trust and the indenture trustee with the consent of the note insurer, and the holders of the majority of the percentage interest of the notes and trust certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders; provided, however, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any note without the consent of the holder of the note or reduce the percentage for each class whose holders are required to consent to any such amendment without the consent of the holders of 100% of each class of notes affected thereby.
         The Loan Sale Agreement and the Sale and Servicing Agreement contain substantially similar restrictions regarding amendment.

                         SERVICING OF THE MORTGAGE LOANS

The Servicer

         ____________ will act as the servicer of the mortgage loan pools.
____________ and ____________ will act as subservicers for a portion of the mortgage loans. See "The Originators, the Depositor, the Servicer and the Subservicer" in this prospectus supplement. The servicer and the subservicers will be required to use the same care as they customarily employ in servicing and administering mortgage loans for their own account, in accordance with accepted mortgage servicing practices of prudent lending institutions, and giving due consideration to the reliance of the note insurer and the holders of the notes on them.

Servicing Fees and Other Compensation and Payment of Expenses

         As compensation for its activities as servicer under the Sale and Servicing Agreement, the servicer shall be entitled to a servicing fee for each mortgage loan, which shall be payable monthly from amounts on deposit in the Collection Account. The servicing fee shall be an amount equal to interest at one-twelfth of the servicing fee rate for the mortgage loan on the outstanding principal balance of the mortgage loan. The servicing fee rate for each mortgage loan will be 0.50% per annum. In addition, the servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the mortgage notes, any late payment charges, assumption fees, prepayment fees or similar items. The servicer shall also be entitled to withdraw from the Collection Account any net interest or other income earned on deposits therein. The servicer shall pay all expenses incurred by it in connection with its servicing activities under the Sale and Servicing Agreement and shall not be entitled to reimbursement therefor except as specifically provided in the Sale and Servicing Agreement.

Periodic Advances and Servicer Advances

         Periodic Advances. Subject to the servicer's determination that the action would not constitute a nonrecoverable advance, the servicer is required to make Periodic Advances on each servicer remittance date. This Periodic Advances by the servicer are reimbursable to the servicer subject to a number of conditions and restrictions, and are intended to provide both sufficient funds for the payment of interest to the holders of the notes, plus an additional amount intended to maintain a specified level of over-collateralization and to pay the indenture trustee's fees, and the premium due the note insurer. Notwithstanding the servicer's good faith determination that a Periodic Advance was recoverable when made, if the Periodic Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from the trust estate. See "Description of the Notes -- Payments on the Mortgage Loans" in this prospectus supplement.

         Servicing Advances. Subject to the servicer's determination that the action would not constitute a nonrecoverable advance and that a prudent mortgage lender would make a like advance if it or an affiliate owned the mortgage loan, the servicer is required to advance amounts on the mortgage loans constituting "out-of-pocket" costs and expenses relating to

         o        the preservation and restoration of the mortgaged property,

         o        enforcement proceedings, including foreclosures,

         o expenditures relating to the purchase or maintenance of a first lien not included in the trust estate on the mortgaged property, and

         o        other customary amounts described in the Sale and Servicing
                  Agreement.

         These servicing advances by the servicer are reimbursable to the servicer subject to a number of conditions and restrictions. In the event that, notwithstanding the servicer's good faith determination at the time the servicing advance was made, that it would not be a nonrecoverable advance, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from the trust estate.

         Recovery of Advances. The servicer may recover Periodic Advances and servicing advances to the extent permitted by the Sale and Servicing Agreement or, if not recovered from the mortgagor on whose behalf the servicing advance or Periodic Advance was made, from late collections on the mortgage loan, including Liquidation Proceeds, Insurance Proceeds and any other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a Periodic Advance or a servicing advance becomes a nonrecoverable advance, the servicer may be reimbursed for the advance from the Distribution Account.

         The servicer shall not be required to make any Periodic Advance or servicing advance which it determines would be a nonrecoverable Periodic Advance or nonrecoverable servicing advance. A Periodic Advance or servicing advance is "nonrecoverable" if in the good faith judgment of the servicer, the Periodic Advance or servicing advance would not ultimately be recoverable.

Prepayment Interest Shortfalls

         Not later than the close of business on the _____ day of each month, the servicer is required to remit to the indenture trustee a payment of Compensating Interest in respect of Prepayment Interest Shortfalls and shall not have the right to reimbursement therefor. Insured Payments do not cover Prepayment Interest Shortfalls.

Civil Relief Act Interest Shortfalls

         The reduction, if any, in interest payable on the mortgage loans in the applicable pool attributable to the application of the Civil Relief Act will not reduce the amount of Current Interest due to the holders of the class A-1 notes or class A-2 notes, respectively. However, in the event the full amount of Current Interest is not available on any distribution date due to Civil Relief Act interest shortfalls in the applicable pool, the amount of this shortfall will not be covered by the note insurance policy. These shortfalls in Current Interest will be paid from the Excess Interest, if any, otherwise payable in respect of over-collateralization, cross-collateralization or to the holder of the trust certificate relating to the applicable pool. See "Risk Factors -- Legal Considerations" in this prospectus supplement.

Optional Purchase of Defaulted Mortgage Loans

         The depositor, or any affiliate of the depositor, has the option, but is not obligated, to purchase from the trust any mortgage loan ninety (90) days or more delinquent at a purchase price equal to the outstanding principal balance thereof as of the date of purchase, plus all accrued and unpaid interest on the principal balance, computed at the mortgage interest rate -- net of the servicing fee, if ________ is the servicer -- plus the amount of any unreimbursed Periodic Advances and servicing advances made by the servicer for the mortgage loan in accordance with the provisions specified in the Sale and Servicing Agreement.

Servicer Reports

         On each servicer remittance date, the servicer is required to deliver to the note insurer, the indenture trustee, and the collateral agent, a servicer remittance report setting forth the information necessary for the indenture trustee to make the distributions described under "--Flow of Funds" in this prospectus supplement and containing the information to be included in the indenture trustee's remittance report for that distribution date.

         The servicer is required to deliver to the note insurer, the indenture trustee, the collateral agent, S&P and Moody's, not later than April 30th of each year an officer's certificate stating that (i) the servicer has fully complied with the servicing provisions of the Sale and Servicing Agreement, (ii) a review of the activities of the servicer during the preceding calendar year and of performance under the Sale and Servicing Agreement has been made under the officer's supervision, and (iii) to the best of the officer's knowledge, based on that review, the servicer has fulfilled all its obligations under the Sale and Servicing Agreement for that year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to that officer and the nature and status thereof including the steps being taken by the servicer to remedy the default. The first such officer's certificate shall be delivered by the servicer in ______.

         Not later than April 30th of each year, the servicer, at its expense, is required to cause to be delivered to the note insurer, the indenture trustee, the collateral agent, S&P and Moody's from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that the firm has examined certain documents and records relating to the servicing of the mortgage loans during the preceding calendar year, or any longer period from the closing date to the end of the following calendar year, and that, on the basis of the examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing has been conducted in compliance with the Sale and Servicing Agreement except for any significant exceptions or errors in records that, in the opinion of the firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac require it to report, in which case the exceptions and errors shall be so reported.

Collection and Other Servicing Procedures

         The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the Sale and Servicing Agreement, follow the collection procedures as it follows for loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may, in its discretion, (i) waive any late payment charge and (ii) arrange with a mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the Sale and Servicing Agreement.

         If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing any "due-on-sale" clause, the servicer may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the mortgage note.

         Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- 'Due-on-Sale' Clauses" in the accompanying prospectus.

Hazard Insurance

         The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the lesser of (a) the maximum insurable value of the mortgaged property or (b) the principal balance of the mortgage loan plus the outstanding balance of any mortgage loan senior to the mortgage loan, but in no event may this amount be less than is necessary to prevent the borrower from becoming a coinsurer thereunder. As stated above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, to the extent they constitute Net Liquidation Proceeds or Insurance Proceeds, will ultimately be deposited in the related Distribution Account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The Sale and Servicing Agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies insuring against losses on the mortgage loans. If this blanket policy contains a deductible clause, the servicer is obligated to deposit in the related Distribution Account the sums which would have been deposited therein but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of the types of uninsured risks and is not intended to be all-inclusive.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, that clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements less physical depreciation or (ii) this proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of these improvements.

         Since residential and commercial properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing thereon decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

         The servicer will foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with the foreclosure or other conversion, the servicer will follow the practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the Sale and Servicing Agreement; provided, that the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the foreclosure, correction or restoration is determined to increase Net Liquidation Proceeds.

Removal and Resignation of the Servicer

         The note insurer may, pursuant to the Sale and Servicing Agreement, remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (g), (h) or (i) below and the indenture trustee, only at the direction of the note insurer or the majority holders of notes, with the consent of the note insurer, in the case of any direction of the majority holders, may remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clause (a), (b), (c), (d), (e) or (f) below. Each of the following constitutes a servicer event of default:

         (a) any failure by the servicer to remit to the indenture trustee any payment required to be made by the servicer under the terms of the Sale and Servicing Agreement, other than servicing advances covered by clause (b) below, which continues unremedied for one (1) business day after the date upon which written notice of any failure, requiring the same to be remedied, shall have been given to the servicer and the note insurer by the indenture trustee or to the servicer and the indenture trustee by the note insurer or the holders of notes evidencing percentage interests of at least 25%;

         (b) the failure by the servicer to make any required servicing advance which failure continues unremedied for a period of thirty (30) days after the date on which written notice of any failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by any holder of a note or the note insurer;

         (c) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the Sale and Servicing Agreement, or the failure of any representation and warranty enumerated in the Sale and Servicing Agreement, which continues unremedied for a period of thirty (30) days after the date on which written notice of any failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee, or to the servicer and the indenture trustee by any holder of a note or the note insurer;

         (d) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and this decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

         (e) the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property;

         (f) the servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

         (g) the delinquency or loss experience of the mortgage loans exceeds levels specified in the Sale and Servicing Agreement;

         (h) the note insurer shall notify the indenture trustee of any "event of default" under the Insurance Agreement; or

         (i)      the occurrence of an event of default under the Indenture.

         The servicer may not assign its obligations under the Sale and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the servicer, ABC, if ABC is not the servicer, the note insurer, the collateral agent and the indenture trustee, or upon the determination that the servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence, in the reasonable judgment of the note insurer, of unreasonable expense. No such resignation shall become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the Sale and Servicing Agreement.

         Upon removal or resignation of the servicer, the indenture trustee will be the successor servicer. The indenture trustee, as successor servicer, will be obligated to make Periodic Advances and servicing advances and other advances unless it determines reasonably and in good faith that the advances would not be recoverable. If, however, the indenture trustee is unwilling or unable to act as successor servicer, or if the majority holders, with the consent of the note insurer, or the note insurer so requests, the indenture trustee shall appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the Sale and Servicing Agreement and subject to the approval of the note insurer, any established mortgage loan servicing institution acceptable to the note insurer having a net worth of not less than $____________ as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer.

         Pursuant to the Sale and Servicing Agreement, the servicer covenants and agrees to act as the servicer for an initial term from the closing date to ____________, which term will be extendable by the note insurer by notice to the indenture trustee for successive terms of three (3) calendar months each, until the termination of the trust estate. The servicer will, upon its receipt of each notice of extension, become bound for the duration of the term covered by the extension notice to continue as the servicer subject to and in accordance with the other provisions of the Sale and Servicing Agreement. If as of the fifteenth
(15th) day prior to the last day of any term of the servicer the indenture trustee shall not have received any extension notice from the note insurer, the indenture trustee will, within five (5) days thereafter, give written notice of non-receipt to the note insurer and the servicer. The note insurer has agreed to extend each three (3) month term of the servicer, in the absence of a servicer event of default under the Sale and Servicing Agreement.

         The indenture trustee and any other successor servicer in that capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the servicer. See "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

Optional Clean-up Call on the Notes

         The servicer may, at its option, call the class A-1 notes or the class A-2 notes, separately, on the Note Clean-up Call Date by depositing an amount equal to the aggregate outstanding principal balance of the class of notes on that distribution date, plus accrued and unpaid interest thereon, and any unpaid amounts due the note insurer in respect of the class of notes into the related Distribution Account. The mortgage loans relating to the redeemed class will remain pledged to the indenture trustee, for the benefit of the holders of the notes, to secure the cross-collateralization obligations of the trust with regard to the other class.

Termination; Purchase of Mortgage Loans

         The Indenture will terminate upon notice to the indenture trustee of either: (a) the later of the distribution to noteholders of the final payment or collection on the last mortgage loan, or Periodic Advances of same by the servicer, or the disposition of all funds from the last mortgage loan and the remittance of all funds due under the Indenture and the payment of all amounts due and payable to the note insurer, the collateral agent and the indenture trustee or (b) mutual consent of the servicer, the note insurer and all holders in writing; provided, however, that in no event will the trust terminate later than twenty-one (21) years after the death of the last surviving lineal descendant of the person named in the Trust Agreement.

         Subject to provisions in the Indenture concerning adopting a plan of complete liquidation, the servicer may, at its option and at its sole cost and expense, terminate the Indenture on any date on which the aggregate principal balance of the mortgage loans is less than 10% of the sum of (x) the aggregate original principal balance of the mortgage loans purchased on the closing date and (y) the original amount on deposit in the pre-funding accounts, by purchasing, on the next succeeding distribution date, all of the outstanding mortgage loans and REO Properties at a price equal to the sum of

                  o 100% of the principal balance of each outstanding mortgage loan and each REO property,

                  o the greater of (i) the aggregate amount of accrued and unpaid interest on the mortgage loans through the due period and (ii) thirty (30) days' accrued interest thereon computed at a rate equal to the mortgage interest rate, in each case net of the servicing fee,

                  o any unreimbursed amounts due to the note insurer under the Indenture, the Sale and Servicing Agreement, the Insurance Agreement and, without duplication, accrued and unpaid Insured Payments, and

                  o        the indenture trustee's fees.

Any such purchase shall be accomplished by depositing into each Distribution Account the portion of the purchase price specified above which relates to the class of notes. No such termination is permitted without the prior written consent of the note insurer if it would result in a draw on the note insurance policy.

                            THE NOTE INSURANCE POLICY

         The following summary of the terms of the note insurance policy does not purport to be complete and is qualified in its entirety by reference to the note insurance policy. A form of the note insurance policy may be obtained, upon request, from the depositor.

         Simultaneously with the issuance of the notes, the note insurer will deliver the note insurance policy to the indenture trustee, for the benefit of the holders of the notes. Under the note insurance policy, the note insurer will irrevocably and unconditionally guarantee payment on each distribution date to the indenture trustee, for the benefit of the holders of the notes, of the Insured Distribution Amounts for the related class of notes calculated in accordance with the original terms of the notes when issued and without regard to any amendment or modification of the notes or the Indenture except amendments or modifications to which the note insurer has given its prior written consent. In addition, for any distribution date occurring on a date when an event of default under the Insurance Agreement, as described below, has occurred and is continuing or a date on or after the first date on which a claim is made under the note insurance policy, the note insurer at its sole option, may pay any or all of the outstanding principal balance of the notes. Mortgage Loan Interest Shortfalls will not be covered by payments under the note insurance policy.

         Payment of claims under the note insurance policy will be made by the note insurer following Receipt by the note insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second business day following Receipt of notice for payment, and (b) 12:00 noon, New York City time, on the relevant distribution date.

         If any payment of an amount guaranteed by the note insurer pursuant to the note insurance policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law the note insurer will pay the amount out of the funds of the note insurer on the later of

         o the date when due to be paid pursuant to the bankruptcy order referred to below or

         o        the first to occur of

                  o the fourth business day following Receipt by the note insurer from the indenture trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder is required to return principal or interest distributed on a note during the term of the note insurance policy because these distributions were avoidable preferences under applicable bankruptcy law, (B) a certificate of the holder(s) that the bankruptcy order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the holder(s), in such form as is reasonably required by the note insurer and provided to the holder(s) by the note insurer, irrevocably assigning to the note insurer all rights and claims of the holder(s) relating to or arising under the notes against the debtor which made the preference payment or otherwise concerning the preference payment, or

                  o the date of Receipt by the note insurer from the indenture trustee of the items referred to in clauses
                           (A), (B) and (C) above if, at least four (4) business days prior to the date of Receipt, the note insurer shall have Received written notice from the indenture trustee that these items were to be delivered on that date and that date was specified in the notice.

This payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the bankruptcy order and not to the indenture trustee or any holder directly -unless a holder has previously paid the amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the bankruptcy order, in which case the payment shall be disbursed to the indenture trustee for distribution to the holder upon proof of the payment reasonably satisfactory to the note insurer.

         The terms "Receipt" and "Received," with respect to the note insurance policy, means actual delivery to the note insurer and to its fiscal agent appointed by the note insurer at its option, if any, prior to 12:00 p.m., New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding business day. If any notice or certificate given under the note insurance policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the note insurer or the fiscal agent shall promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

         Under the note insurance policy, "business day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York or the State of New York, are authorized or obligated by law or executive order to be closed. The note insurer's obligations under the note insurance policy to make Insured Payments shall be discharged to the extent funds are transferred to the indenture trustee as provided in the note insurance policy, whether or not the funds are properly applied by the indenture trustee.

         The note insurer shall be subrogated to the rights of each holder to receive payments of principal and interest, as applicable, with respect to distributions on the notes to the extent of any payment by the note insurer under the note insurance policy. To the extent the note insurer makes Insured Payments, either directly or indirectly, as by paying through the indenture trustee, to the holders of notes, the note insurer will be subrogated to the rights of the holders, as applicable, with respect to this Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder for purposes of payment.

         Claims under the note insurance policy will rank equally with any other unsecured debt and unsubordinated obligations of the note insurer except for particular obligations in respect of tax and other payments to which preference is or may become afforded by statute. Claims against the note insurer under the note insurance policy constitute pari passu claims against the general assets of the note insurer. The terms of the note insurance policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust. The note insurance policy is governed by the laws of the State of New York. The note insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         To the fullest extent permitted by applicable law, the note insurer agrees under the note insurance policy not to assert, and waives, for the benefit of each holder, all its rights, whether by counterclaim, setoff or otherwise, and defenses, including, without limitation, the defense of fraud, whether acquired by subrogation, assignment or otherwise, to the extent that these rights and defenses may be available to the note insurer to avoid payment of its obligations under the note insurance policy in accordance with the express provisions of the note insurance policy.

         Pursuant to the terms of the Indenture, unless a note insurer default exists, the note insurer shall be deemed to be the holder of the notes for all purposes, other than for payment on the notes, will be entitled to exercise all rights of the holders thereunder, without the consent of the holders, and the holders may exercise these rights only with the prior written consent of the note insurer. In addition, the note insurer will, as a third-party beneficiary to the Indenture, the Sale and Servicing Agreement and the Loan Sale Agreement, have, among others, the following rights:

         o the right to give notices of breach or to terminate the rights and obligations of the servicer under the Sale and Servicing Agreement in the event of a servicer event of default and to institute proceedings against the servicer;

         o the right to consent to or direct any waivers of defaults by the servicer;

         o the right to remove the indenture trustee pursuant to the Indenture;

         o the right to direct the actions of the indenture trustee during the continuation of a servicer default;

         o the right to require the depositor to repurchase mortgage loans for breach of representation and warranty or defect in documentation;

         o the right to direct foreclosures upon the failure of the servicer to do so in accordance with the Sale and Servicing Agreement;

         o the right to direct all matters relating to a bankruptcy or other insolvency proceeding involving the depositor; and

         o the right to direct the indenture trustee to investigate specified matters.

The note insurer's consent will be required prior to, among other things, (x) the removal of the indenture trustee, (y) the appointment of any successor indenture trustee or servicer or (z) any amendment to the Indenture or the Sale and Servicing Agreement.

         The trust, the depositor, the servicer, the originators and the note insurer will enter into the Insurance Agreement pursuant to which the trust, the depositor, the servicer and the originators will agree to reimburse, with interest, the note insurer for amounts paid pursuant to claims under the note insurance policy; provided, the payment obligations shall be non-recourse obligations of the depositor, the originators, the trust and the servicer and shall be payable only from monies available for the payment in accordance with the provisions of the Indenture. The servicer will further agree to pay the note insurer all reasonable charges and expenses which the note insurer may pay or incur relative to any amounts paid under the note insurance policy or otherwise in connection with the transaction and to indemnify the note insurer against specified liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the trust estate. An "event of default" under the Insurance Agreement will constitute an event of default under the Indenture and a servicer event of default under the Sale and Servicing Agreement and allow the note insurer, among other things, to direct the indenture trustee to terminate the servicer. An "event of default" under the Insurance Agreement includes:

         o the originators', the depositor's or the servicer's failure to pay when due any amount owed under the Insurance Agreement or other documents,

         o the inaccuracy or incompleteness in any material respect of any representation or warranty of the originators, the depositor or the servicer in the Insurance Agreement, the Sale and Servicing Agreement, the Indenture or other documents,

         o the originators', the depositor's or the servicer's failure to perform or to comply with any covenant or agreement in the Insurance Agreement, the Sale and Servicing Agreement, the Indenture and other documents,

         o a finding or ruling by a governmental authority or agency that the Insurance Agreement, the Sale and Servicing Agreement, the Indenture or other documents are not binding on the originators, the depositor or the servicer,

         o the originators', the depositor's or the servicer's failure to pay its debts in general or the occurrence of specified events of insolvency or bankruptcy with respect to the depositor or the servicer, and

         o the occurrence of specified "performance test violations" designed to measure the performance of the mortgage loans.

                                THE NOTE INSURER

         The following information has been obtained from ________________________ and has not been verified by the originators, the servicer, the depositor or the underwriter. No representation or warranty is made by the depositor, the originators, the servicer, the depositor or the underwriter with respect thereto.

The Note Insurer

         ____________ is a monoline insurance company incorporated in ______ under the laws of the State of ____________. ________________________ is
licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

         ___________ and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. ____________ and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential or commercial mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. ____________ insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy ____________ underwriting criteria.

         The principal executive offices of ____________ are located at ________________________, and its telephone number at that location is
____________.

Reinsurance

         Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by ____________ or any of its domestic operating insurance company subsidiaries are generally reinsured among these companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, ____________ reinsures a portion of its liabilities under some of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is utilized by ____________ as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit ____________ obligations under any financial guaranty insurance policy.

Ratings

         ____________ insurance financial strength is rated "Aaa" by Moody's and
____________ insurer financial strength is rated "AAA" by Standard & Poor's and Standard & Poor's (Australia) Pty. Ltd. ____________ claims-paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the rating agencies.

Capitalization

         The following table sets forth the capitalization of ____________ and its wholly owned subsidiaries on ____________ the basis of generally accepted accounting principles as of ____________:

                            [Note insurer to provide]

         For further information concerning ____________, see the Consolidated Financial Statements of ____________, and the notes thereto, incorporated by reference in this prospectus supplement. ____________ financial statements are included as exhibits to the annual report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Commission by ____________ and may be reviewed at the EDGAR website maintained by the Commission. Copies of the statutory quarterly and annual statements filed with the State of ____________ Insurance Department by ____________ are available upon request to the State of ____________ Insurance Department.

Insurance Regulation

         ____________ is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of ____________, its state of domicile. In addition, ____________ and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of ____________, ____________ is subject to Article __ of the ____________ Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions -- "single risks" -- and the volume of transactions -- "aggregate risks" -- that may be underwritten by each such insurer. Other provisions of the ____________ Insurance Law, applicable to non-life insurance companies such as
____________, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The weighted average life of, and, if purchased at other than par, the yield to maturity on, a note will be directly related to the rate of payment of principal of the mortgage loans, including for this purpose voluntary payment in full of mortgage loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions for mortgage loans by ____________ or an affiliate of ____________ as required or permitted under the Indenture, the Sale and Servicing Agreement or the Loan Sale Agreement.

         The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in these properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         The rate of prepayments on conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates of some mortgage loans at the time of origination, these mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time these mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates of some mortgage loans at the time of origination, these mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time these mortgage loans were originated. However, there can be no assurance that the mortgage loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments on mortgage loans that the trust estate will experience.

         As indicated above, if purchased at other than par, the yield to maturity on a note will be affected by the rate of the payment of principal on the mortgage loans. If the actual rate of payments on the mortgage loans is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to the investor will be lower than the investor's anticipated yield. If the actual rate of payments on the mortgage loans is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to the investor will be lower than the investor's anticipated yield.

         The final stated maturity date is expected to be ____________ for the class A-1 notes and the class A-2 notes. Each final stated maturity date was calculated using the assumption that the final stated maturity date is thirteen
(13) months after the final stated maturity date of the mortgage loan having the latest maturity date in each pool and assuming a subsequent mortgage loan having a final stated maturity date of ____________ is purchased by the trust and included in each pool. The weighted average life of the notes is likely to be shorter than would be the case if payments actually made on the mortgage loans conformed to the foregoing assumptions, and the final distribution date for any class of the notes could occur significantly earlier than the final stated maturity date because:

         o prepayments, including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like, on mortgage loans are likely to occur,

         o thirteen (13) months have been added to obtain the final stated maturity date above,

         o the over-collateralization provisions of the transaction result in the application of Excess Interest to the payment of principal;

         o the servicer may cause a liquidation of the trust estate when the aggregate outstanding principal amount of the mortgage loans is less than 10% of the sum of (a) the aggregate principal balance of the mortgage loans purchased on the closing date and (b) the original amount on deposit in the pre-funding accounts; and

         o the servicer may, at its option, call the class A-1 notes or the class A-2 notes, separately, when the aggregate outstanding principal balance of the class A-1 notes or the class A-2 notes, respectively, is equal to or less than 10% of the aggregate original principal balance of the class A-1 notes or the class A-2 notes, respectively.

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security is scheduled to be repaid to an investor. The weighted average life of the notes will be influenced by the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments -- for this purpose, the term "prepayment" includes liquidations due to default.

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The model used in this prospectus supplement, Home Equity Prepayment or HEP, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. For example, 25% HEP assumes a constant prepayment rate of 2.5% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.5% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of the mortgage loans, 25% HEP assumes a constant prepayment rate of 25% per annum. As used in the table below, 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption, i.e., no prepayments on the mortgage loans having the characteristics described below. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

         The following table has been prepared on the basis of the following modeling assumptions:

         o The mortgage loans prepay at the indicated percentage of the prepayment assumption,

         o distributions on the notes are received in cash on the ____ day of each month commencing in ____________,

         o no defaults or delinquencies in, or modifications, waivers or amendments respecting the payment by the mortgagors of principal and interest on the mortgage loans occur,

         o scheduled payments are assumed to be received on the last day of each month commencing in ____________, or as presented in the following table, and prepayments represent payments in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in ____________, or as presented in the following table, and include thirty (30) days' interest thereon,

         o        the notes are purchased on ____________,

         o the Specified Over-collateralized Amount is as enumerated in the Indenture,

         o on each distribution date, all Excess Interest for each pool is applied to build up over-collateralization necessary to satisfy the Specified Over-Collateralized Amount for each pool, except for the first distribution date, on which the amount of Excess Interest applied to build up over-collateralization is zero,

         o the mortgage loans in pool I consist of ____________ mortgage loans having the following characteristics:

       Principal       Mortgage       Net Mortgage     Original Amortizing   Remaining  Amortizing   Remaining Term to
      Balance($)  Interest Rate(%)  Interest Rate(%)     Term (in months)      Term (in months)      Maturity (in months)
---------------------------------------------------------------------------------------------------------------------------


         o The mortgage loans in pool II consists of ____________ mortgage loans having the following characteristics:


       Principal       Mortgage       Net Mortgage     Original Amortizing   Remaining  Amortizing   Remaining Term to
      Balance($)  Interest Rate(%)  Interest Rate(%)     Term (in months)      Term (in months)      Maturity (in months)
---------------------------------------------------------------------------------------------------------------------------


        The foregoing modeling assumptions are assumptions and are not necessarily indicative of actual performance.

         Based upon the foregoing modeling assumptions, the tables below indicate the weighted average life and earliest retirement date of the notes assuming that the mortgage loans prepay according to the indicated percentages of the prepayment assumption.

                             Weighted Average Lives

Class A-1 Certificates

            Prepayment             Weighted Average              Earliest
         Assumption (HEP)         Life in Years(1)(2)        Retirement Date(2)
         ----------------         -------------------        ------------------

Class A-2 Certificates

            Prepayment             Weighted Average              Earliest
         Assumption (HEP)         Life in Years(1)(2)        Retirement Date(2)
         ----------------         -------------------        ------------------
               35%

(1) The weighted average life of each class of notes is determined by (a) multiplying the amount of each principal payment used to retire the related class of notes by the number of years from the closing date to the final distribution date when the related class of notes is fully retired; (b) adding the results; and (c) dividing the sum by the original principal balance of that class.
(2) Determined assuming the call of the class A-1 notes or the class A-2 notes, respectively, occurs as stated herein.

                             ----------------------

         There is no assurance that prepayments will occur or, if they do occur, that they will occur at any percentage of HEP.

         The Indenture provides that none of the note insurer, the trust, the owner trustee, the indenture trustee, the depositor, the depositor, the originators or the servicer will be liable to any holder for any loss or damage incurred by the holder as a result of any difference in the rate of return received by the holder as compared to the applicable Note Rate, with respect to any holder of notes upon reinvestment of the funds received in connection with any premature repayment of principal on the notes, including any such repayment resulting from any prepayment by the mortgagor, any liquidation of the mortgage loan, or any repurchase of or substitution for any mortgage loan by the depositor or the servicer.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes is to be considered only in connection with "Certain Federal Income Tax Consequences" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Treatment of the Notes

         The originators, the depositor and the trust agree, and the holders of the notes will agree by their purchase of the notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purpose of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property. On the basis of its analysis of these factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, ________________________, special tax counsel to the depositor, is of the opinion that, for federal income tax purposes, the notes will be treated as indebtedness, and not as an ownership interest in the mortgage loans, or an equity interest in the sub-trust of the trust consisting of the pool I mortgage loans or the pool II mortgage loans, as the case may be, or in a separate association taxable as a corporation or other taxable entity. See "Certain Federal Income Tax Consequences -- Debt Securities" in the accompanying prospectus.

         If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to holders of the notes and principal payments on a note will be treated as a return of capital to the extent of the holder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The indenture trustee, on behalf of the trust, will report to the holders of the notes of record and the IRS the amount of interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

         Possible Alternative Characterizations of the Notes. Although, as described above, it is the opinion of tax counsel that for federal income tax purposes, the notes will be characterized as indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the notes did not represent debt for federal income tax purposes, holders of the notes would likely be treated as owning an interest in a partnership and not an interest in an association, or a publicly traded partnership, taxable as a corporation or a taxable mortgage pool. If the holders of the notes were treated as owing an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deduction for a holder of a note would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the parties will treat the notes as indebtedness for federal income tax purposes, none of the servicer, the indenture trustee or the owner trustee will attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons are strongly advised to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes.

         Special Tax Attributes. The notes will not represent "real estate assets" for purposes of Section 856(c)(4)(A) of the Code or "[l]oans ... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code.

         Discount and Premium. It is not anticipated that the notes will be issued with any original issue discount. See "Certain Federal Income Tax Consequences -- Discount and Premium -- Original Issue Discount" in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is the prepayment assumption using 25% HEP. See "Prepayment and Yield Considerations" in this prospectus supplement. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Certain Federal Income Tax Consequences -- Discount and Premium -- Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Certain Federal Income Tax Consequences -- Discount and Premium -- Securities Purchased at a Premium" in the accompanying prospectus.

         Sale or Redemption of the Notes. If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and that holder's adjusted basis in the note. See "Certain Federal Income Tax Consequences -- Debt Securities -- Sale or Exchange" in the accompanying prospectus.

         Other Matters. For a discussion of backup withholding and taxation of foreign investors in the notes, see "Certain Federal Income Tax Consequences -- Backup Withholding" and " --Foreign Investors -- Grantor Trust, REMIC Regular and Debt Securities" in the accompanying prospectus.

Treatment of the Trust

         Tax counsel is of the opinion that neither the sub-trust of the trust consisting of the pool I mortgage loans nor the sub-trust of the trust consisting of the pool II mortgage loans will be characterized as an association, or a publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974 and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities and
(d) persons who have specified relationships to such plans -- "Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code.
Section 406 of ERISA prohibits plans from engaging in particular transactions involving the assets of such plans with Parties in Interest with respect to such plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under
Section 502 of ERISA and other penalties may be imposed on plan fiduciaries and Parties-in-Interest, or Disqualified Persons, that engage in "prohibited transactions" involving assets of a plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and Disqualified Persons with respect to these arrangements and plans, also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account -- e.g., through the purchase of an annuity contract. ERISA also imposes specified duties on persons who are fiduciaries of Plans subject to ERISA.

         Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a plan for the purposes of ERISA and the Code only if the lan acquires an "equity interest" in the trust and none of the exceptions contained in this plan assets regulation is applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the depositor believes that the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes could change if the trust incurs losses. However, even if the notes are treated as debt for such purposes, the acquisition or holding of notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a Party-in-Interest or a Disqualified Person with respect to such plan. In this case, particular exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each investor using the assets of a plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

                                LEGAL INVESTMENT

         The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions of the Underwriting Agreement dated ____________ between the depositor and ____________, as underwriter, the depositor has agreed to sell to the underwriter and the underwriter has agreed to purchase from the depositor the notes. The depositor is obligated to sell, and the underwriter is obligated to purchase, all of the notes offered hereby if any are purchased.

         The underwriter has advised the depositor that it proposes to offer the notes purchased by the underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The underwriter may effect these transactions by selling these notes to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter or purchasers of the notes for whom they may act as agent. Any dealers that participate with the underwriter in the distribution of the notes purchased by the underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the underwriter and any profit on the resale of notes by them or the underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

         In connection with the offering of the notes, the underwriter and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which that person may bid for or purchase the notes for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

         For further information regarding any offer or sale of the notes pursuant to this prospectus supplement and the accompanying prospectus, see "Plan of Distribution" in the accompanying prospectus.

         The Underwriting Agreement provides that the depositor will indemnify the underwriter or contribute to losses arising out of specified liabilities, including liabilities under the Securities Act.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. This information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference all of the documents listed in the accompanying prospectus under the heading "Incorporation of Certain Information by Reference" and the financial statements of ________________________ included in, or as exhibits to, the following documents:

         o        the Annual Report on Form 10-K for the year ended
                  ____________; and

         o        the Quarterly Report on Form 10-Q for the quarter ended
                  ____________.


         You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                             ADDITIONAL INFORMATION

         Prudential Securities Secured Financing Corporation has filed with the Securities and Exchange Commission a registration statement (Registration No. ____________) under the Securities Act of 1933, for the notes offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may read and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.

and at the Securities and Exchange Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

                                     EXPERTS

         The consolidated balance sheets of ____________ and subsidiaries as of ____________ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended ________________________, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of ____________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters in connection with the notes will be passed upon for the originators, the depositor and the servicer by ____________, ____________, for the trust by ____________, ____________, and for the depositor and the underwriter by ____________, ____________.

                                     RATINGS

         It is a condition to the original issuance of the notes that they will receive ratings of "AAA" by S&P and "Aaa" by Moody's. The ratings assigned to the notes will take into account the claims-paying ability of the note insurer. Explanations of the significance of these ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor's Rating Services, 25 Broadway, New York, New York 10004. These ratings will be the views only of the rating agencies. There is no assurance that any such ratings will continue for any period of time or that these ratings will not be revised or withdrawn. Any such revision or withdrawal of these ratings may have an adverse effect on the market price of the notes.

                                    GLOSSARY

         The following terms have the meanings given below when used in this prospectus supplement.

         Available Amount means, for any pool of mortgage loans and any distribution date, the amount on deposit in the related Distribution Account, exclusive of the amount of any Insured Payment and the Servicing Fee, on that distribution date.

         Class A-1 Interest Distribution Amount means, for any distribution date, an amount equal to the sum of the Current Interest for the class A-1 notes on that distribution date, less the amount of any Class A-1 Mortgage Loan Interest Shortfalls relating to that distribution date.

         Class A-1 Mortgage Loan Interest Shortfalls means, for any distribution date, the aggregate of the Mortgage Loan Interest Shortfalls in pool I, if any, for that distribution date, to the extent any Mortgage Loan Interest Shortfalls are not paid by the servicer as Compensating Interest.

         Class A-1 Note Rate means, with respect to any distribution date, the per annum rate equal to ____%; provided, that, on any distribution date after the Note Clean-Up Call Date for the class A-1 notes, the Class A-1 Note Rate will be _____%.

         Class A-2 Interest Distribution Amount for any distribution date will be an amount equal to the sum of the Current Interest for the class A-2 notes on that distribution date, less the amount of any Class A-2 Mortgage Loan Interest Shortfalls relating to that distribution date.

         Class A-2 Mortgage Loan Interest Shortfalls for any distribution date will be the aggregate of the Mortgage Loan Interest Shortfalls in pool II, if any, for that distribution date, to the extent any Mortgage Loan Interest Shortfalls are not paid by the servicer as Compensating Interest.

         Class A-2 Note Rate means, for any distribution date, the per annum rate equal to _____%; provided, that, on any distribution date after the Note Clean-up Call Date for the class A-2 notes, the Class A-2 Note Rate will be _____%.

         Compensating Interest means an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related distribution date resulting from principal prepayments in full during the related due period and (b) its aggregate servicing fees received in the related due period

         Current Interest for any pool of mortgage loans and any distribution date is the interest that will accrue on the related class of notes at the applicable Note Rate on the aggregate outstanding principal balance of such class during the accrual period.

         Cut-Off Date means the close of business on ____________.

         Excess Interest for any pool of mortgage loans and any distribution date is equal to the excess of (x) the Available Amount for that pool and that distribution date over (y) the sum of

         o the Interest Distribution Amount for that pool and that distribution date,

         o Principal Distribution Amount for that pool and that distribution date -- calculated for this purpose without regard to any Over-collateralization Increase Amount or portion thereof included therein,

         o any Reimbursement Amount or other amount owed to the note insurer relating to that pool and

         o the indenture trustee's fees for that pool and that distribution date.

         Excess Over-collateralized Amount means, for each pool of mortgage loans and a distribution date, the difference, if any, between (a) the Over-collateralized Amount that would apply on that distribution date after taking into account all distributions to be made on that distribution date, except for any distributions of related Over-collateralization Reduction Amounts, and (b) the Specified Over-collateralized Amount.

         Foreclosure Profits as to any servicer remittance date, are the excess, if any, of (i) Net Liquidation Proceeds in respect of each mortgage loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of that servicer remittance date over (ii) the sum of the unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid principal balance from the due date to which interest was last paid by the mortgagor.

         Insurance Proceeds are proceeds paid by any insurer pursuant to any insurance policy covering a mortgage loan to the extent these proceeds are not applied to the restoration of the mortgaged property or released to the mortgagor. "Insurance Proceeds" do not include "Insured Payments."

         Insured Distribution Amount for any pool of mortgage loans and any distribution date, is the sum of:

         o the Interest Distribution Amount for that pool and that distribution date,

         o the amount of the Over-collateralization Deficit applicable to that pool and that distribution date, if any, and

         o on the distribution date which is a final stated maturity date, the aggregate outstanding principal balance for the related class of notes.

         Insured Payment for any pool of mortgage loans and any distribution date will equal the amount by which the Insured Distribution Amount for that pool and that distribution date exceeds the Available Amount less the indenture trustee's fees for that pool and that distribution date.

         Interest Distribution Amount means the Class A-1 Interest Distribution Amount or the Class A-2 Interest Distribution Amount, as applicable.

         Liquidation Expenses as to any Liquidated Mortgage Loan are all expenses incurred by the servicer in connection with the liquidation of the mortgage loan, including, without duplication, unreimbursed expenses for real property taxes and unreimbursed servicing advances. In no event may Liquidation Expenses on a Liquidated Mortgage Loan exceed the Liquidation Proceeds.

         Liquidated Loan Loss as to any Liquidated Mortgage Loan is the excess, if any, of (i) the unpaid principal balance of that Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid principal balance from the due date to which interest was last paid by the Mortgagor over (ii) the sum of the Net Liquidation Proceeds and the amount of any previously unreimbursed Periodic Advances in respect of the mortgage loan.

         Liquidation Proceeds are amounts, other than Insurance Proceeds, received by the servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or
(ii) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO Disposition or otherwise.

         Mortgage Loan Interest Shortfalls means Civil Relief Act interest shortfalls and Prepayment Interest Shortfalls.

         Net Foreclosure Profits as to any servicer remittance date, are the excess, if any, of (i) the aggregate Foreclosure Profits on that servicer remittance date over (ii) Liquidated Loan Losses on that servicer remittance date.

         Net Liquidation Proceeds as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Periodic Advances made by the servicer.

         Net Mortgage Loan Interest Shortfalls means the Class A-1 Mortgage Loan Interest Shortfalls or the Class A-2 Mortgage Loan Interest Shortfalls, as applicable.

         Net REO Proceeds as to any REO property, are REO Proceeds net of any expenses of the servicer.

         Note Clean-up Call Date means the first distribution date on which the aggregate outstanding principal balance of the related class of notes is equal to or less than 10% of the aggregate original principal balance of such class of notes

         Note Rate means the Class A-1 Note Rate or the Class A-2 Note Rate, as applicable.

         Over-collateralized Amount means, for any distribution date and a pool of mortgage loans, the excess, if any, of (x) the sum of (i) the aggregate principal balances of the mortgage loans in that pool as of the close of business on the last day of the preceding calendar month and (ii) the amounts, if any, on deposit in the pre-funding accounts, over (y) the aggregate principal balance of the related class of notes as of that distribution date --following the making of all distributions on that distribution date, other than any Over-collateralization Increase Amount for that distribution date.

         Over-collateralization Deficit for any distribution date, is the amount by which the aggregate outstanding principal balance of the notes exceeds the sum of

         o        the aggregate principal balance of the mortgage loans,

         o any amount on deposit in the pre-funding accounts on that distribution date, and

         o any amounts on deposit in the Cross-collateralization Reserve Accounts on that distribution date, after application of all amounts due on that distribution date.

         Over-collateralization Increase Amount for any pool of mortgage loans and any distribution date is the amount of Excess Interest to be applied as an accelerated payment of principal on the related class of notes until the over-collateralization for that pool reaches the Specified Over-collateralized Amount. This payment is limited to the extent of the Available Amount as described in the definition of "Principal Distribution Amount.

         Over-collateralization Reduction Amount for any pool of mortgage loans and any distribution date, is the difference, if any, between (a) the Over-collateralized Amount for that pool that would apply on that distribution date after taking into account all distributions to be made on that distribution date -- except for any distributions of related Over-collateralization Reduction Amounts -- and (b) the Specified Over-collateralized Amount for that pool and that distribution date to the extent of principal available for distribution.

         Periodic Advances means advances made by the servicer on each distribution date for delinquent payments of interest on the mortgage loans, at a rate equal to the interest rate on the mortgage note, less the servicing fee rate.

         Prepayment Interest Shortfall means, for any distribution date, an amount equal to the excess, if any, of (a) thirty (30) days' interest on the outstanding principal balance of these mortgage loans at a per annum rate equal to the mortgage interest rate -- or at any lower rate as may be in effect for these mortgage loan because of application of the Civil Relief Act, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on these mortgage loan -- minus the rate at which the servicing fee is calculated, over (b) the amount of interest actually remitted by the mortgagor in connection with the principal prepayment in full, less the servicing fee for such mortgage loan in such month.

         Principal Distribution Amount for any pool of mortgage loans and any distribution date will be the lesser of:

                  (a) the excess of (i) the sum, as of that distribution date, of (A) the Available Amount for that pool and (B) any Insured Payment on the related class of notes over (ii) the sum of Interest Distribution Amount for that pool, the indenture trustee's fees, and the Reimbursement Amount allocable to the related class of notes; and

                  (b)      the sum, without duplication, of:

                           (i) all principal in respect of the mortgage loans in that pool actually collected during the related due period;

                           (ii) the principal balance of each mortgage loan that either was repurchased by the depositor or purchased by the servicer on the servicer remittance date from that pool, to the extent the principal balance is actually received by the indenture trustee;

                           (iii) any substitution adjustments delivered by the depositor on the servicer remittance date in connection with a substitution of a mortgage loan in that pool, to the extent the substitution adjustments are actually received by the indenture trustee;

                           (iv) the Net Liquidation Proceeds actually collected by the servicer of all mortgage loans in that pool during the prior calendar month, to the extent the Net Liquidation Proceeds relate to principal;

                           (v)      on the ____________ or ____________
                                    distribution dates, moneys released from the related pre-funding account, if any;

                           (vi) the proceeds received by the indenture trustee upon the exercise by the servicer of its option to call the related class of notes, to the extent those proceeds relate to principal;

                           (vii) the amount of any Over-collateralization Deficit for that pool for that distribution date;

                           (viii) the proceeds received by the indenture trustee on any termination of the trust, to the extent those proceeds relate to principal, allocable to that pool;

                           (ix) the amount of any Over-collateralization Increase Amount for that pool for that distribution date, to the extent of any Excess Interest for that pool available for that purpose, exclusive of the amount of Excess Interest for that pool necessary to make the payment of (A) any Net Mortgage Loan Interest Shortfalls for that pool and that distribution date and (B) the Shortfall Amount for the other pool and that distribution date;

                           (x) if the note insurer shall so elect, an amount of principal, including Liquidated Loan Losses, that would have been payable pursuant to clauses (i) through (ix) above if sufficient funds were available therefor;

                                                       minus

                           (xi) the amount of any Over-collateralization Reduction Amount for that pool for that distribution date.

         In no event will the Principal Distribution Amount for a pool for any distribution date be (x) less than zero or (y) greater than the then outstanding aggregate principal balance for the notes.

         Qualified Substitute Mortgage Loan means any mortgage loan or mortgage loans substituted for a deleted mortgage loan and which, among other things,

         o relates or relate to a detached one-family residence or to the same type of residential dwelling or commercial property as the deleted mortgage loan and, has or have the same or a better lien priority as the deleted mortgage loan and has or have the same occupancy status as the deleted mortgage loan or is or are owner-occupied mortgaged property or properties,

         o matures or mature no later than, and not more than one year earlier than, the deleted mortgage loan,

         o has or have a LTV or LTV at the time of the substitution no higher than the LTV of the deleted mortgage loan,

         o has or have a CLTV or CLTVs at the time of the substitution no higher than the CLTV of the deleted mortgage loan,

         o has or have a principal balance or principal balances, after application of all payments received on or prior to the date of substitution, not substantially less and not more than the principal balance of the deleted mortgage loan as of that date,

         o has or have a mortgage interest rate of at least the same interest rate as the deleted mortgage loan and

         o complies or comply, as of the date of substitution, with each representation and warranty enumerated in the Loan Sale Agreement.


         Reimbursement Amount means, for each pool of mortgage loans and each distribution date, the lesser of (x) the excess of (i) the amount then on deposit in the Distribution Account over (ii) the Insured Distribution Amounts for that pool and that distribution date and (y) the amount of all Insured Payments and other amounts due to the note insurer for that pool pursuant to the Insurance Agreement, including the premium amount, which have not been previously paid.

         REO Proceeds are monies received from any REO property, including, without limitation, proceeds from the rental of the mortgaged property.

         Shortfall Amount means, for a pool of mortgage loans and any distribution date, the sum of

         o any shortfall in the amount of the Interest Distribution Amount for that pool actually distributed to the holders of the related class of notes,

         o any shortfall in the amount of the Net Mortgage Loan Interest Shortfalls for that pool actually distributed to the holders of the related class of notes,

         o the amount of any Over-collateralization Deficit for that pool and that distribution date and

         o any shortfall in the payment of any amounts owed the note insurer.

         Specified Over-collateralized Amount for a pool of mortgage loans and any distribution date will be the amount of Over-collateralization which the note insurer requires for that pool and that distribution date.

         Specified Reserve Amount means, for each pool of mortgage loans and any distribution date, the difference between (x) the Specified Over-collateralized Amount for that pool and that distribution date and (y) the Over-collateralized Amount for that pool on that distribution date.

================================================================================

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriter. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or in the prospectus is correct as of any time since the date of this prospectus supplement or the prospectus.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Table of Contents...........................................................S-__
Summary.....................................................................S-__
Risk Factors................................................................S-__
Transaction Overview........................................................S-__
The Mortgage Loan Pools.....................................................S-__
The Originators, the Depositor, the Servicer and the
    Subservicer.............................................................S-__
The Owner Trustee...........................................................S-__
The Indenture Trustee.......................................................S-__
The Collateral Agent........................................................S-__
Description of the Notes and the Trust Certificates.........................S-__
Servicing of the Mortgage Loans.............................................S-__
The Note Insurance Policy...................................................S-__
The Note Insurer............................................................S-__
Prepayment and Yield Considerations.........................................S-__
Certain Federal Income Tax Considerations...................................S-__
ERISA Considerations........................................................S-__
Legal Investment............................................................S-__
Plan of Distribution........................................................S-__
Experts.....................................................................S-__
Ratings.....................................................................S-__
Legal Matters...............................................................S-__
Glossary....................................................................S-__

                                   PROSPECTUS

Summary of Prospectus.........................................................__
Risk Factors..................................................................__
The Sponsor...................................................................__
Use of Proceeds...............................................................__
The Trustee...................................................................__
The Trust Funds...............................................................__
Description of the Securities.................................................__
Credit Enhancement............................................................__
Prepayment and Yield Considerations...........................................__
Servicing of the Loans........................................................__
Certain Legal Aspects of the Loans............................................__
Certain Federal Income Tax Consequences.......................................__
State Tax Considerations......................................................__
ERISA Considerations..........................................................__
Legal Investment..............................................................__
Plan of Distribution..........................................................__
Incorporation of Certain Information by Reference.............................__
Additional Information........................................................__
Legal Matters.................................................................__
Rating........................................................................__
Glossary...............................__

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                                $_______________

                                ________________
                                     Issuer


                            _________________________
                                    Servicer

                              Prudential Securities
                          Secured Financing Corporation
                                     Sponsor


                                   $__________
                                 Class A-1 Notes
                                   $__________
                                 Class A-2 Notes

                             Mortgage-Backed Notes,
                                 Series _______




                               __________________

                              PROSPECTUS SUPPLEMENT
                               __________________




                               ___________________





                                   __________


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